Exhibit 4.1




                                  INDENTURE

                                   between

                     NATIONSBANK AUTO OWNER TRUST ____-_,

                                  as Issuer

                                     and

                  _________________________________________,

                             as Indenture Trustee

                        Dated as of ________ __, ____



                            CROSS REFERENCE TABLE1

            TIA                                           Indenture
          Section                                          Section

          310 (a)(1)  . . . . . . . . . . . . . . . . . . .    6.11
              (a)(2)  . . . . . . . . . . . . . . . . . . .    6.11
              (a)(3)  . . . . . . . . . . . . . . . . . . .    6.10
              (a)(4)  . . . . . . . . . . . . . . . . . .     N.A.2
              (a)(5)  . . . . . . . . . . . . . . . . . . .    6.11
              (b)   . . . . . . . . . . . . . . . . . .    6.8;6.11
              (c)   . . . . . . . . . . . . . . . . . . . .    N.A.
          311 (a)   . . . . . . . . . . . . . . . . . . . .    6.12
              (b)   . . . . . . . . . . . . . . . . . . . .    6.12
              (c)   . . . . . . . . . . . . . . . . . . . .    N.A.
          312 (a)   . . . . . . . . . . . . . . . . . . . .    7.1
              (b)   . . . . . . . . . . . . . . . . . . . .    7.2
              (c)   . . . . . . . . . . . . . . . . . . . .    7.2
              (d)   . . . . . . . . . . . . . . . . . . . .    7.4
          313 (a)   . . . . . . . . . . . . . . . . . . . .    7.4
              (b)(1)  . . . . . . . . . . . . . . . . . . .    7.4
              (b)(2)  . . . . . . . . . . . . . . . . . . .   11.5
              (c)   . . . . . . . . . . . . . . . . . . . .    7.4
              (d)   . . . . . . . . . . . . . . . . . . . .    7.3
          314 (a)   . . . . . . . . . . . . . . . . . . . .   11.15
              (b)   . . . . . . . . . . . . . . . . . . . .   11.1
              (c)(1)  . . . . . . . . . . . . . . . . . . .   11.1
              (c)(2)  . . . . . . . . . . . . . . . . . . .   11.1
              (c)(3)  . . . . . . . . . . . . . . . . . . .   11.1
              (d)   . . . . . . . . . . . . . . . . . . . .   11.1
              (e)   . . . . . . . . . . . . . . . . . . . .   11.1
              (f)   . . . . . . . . . . . . . . . . . . . .   11.1
          315 (a)   . . . . . . . . . . . . . . . . . . . .    6.1
              (b)   . . . . . . . . . . . . . . . . . . . 6.5;11.5
              (c)   . . . . . . . . . . . . . . . . . . . .    6.1
              (d)   . . . . . . . . . . . . . . . . . . . .    6.1
              (e)   . . . . . . . . . . . . . . . . . . . .    5.13
          316 (a) (last sentence) . . . . . . . . . . . . .    2.8
              (a)(1)(A) . . . . . . . . . . . . . . . . . .    5.11
              (a)(1)(B) . . . . . . . . . . . . . . . . . .    5.12
              (a)(2)  . . . . . . . . . . . . . . . . . . .    N.A.
              (b)   . . . . . . . . . . . . . . . . . . . .    5.7
              (c)   . . . . . . . . . . . . . . . . . . . .    N.A
          317 (a)(1)  . . . . . . . . . . . . . . . . . . .    5.3
              (a)(2)  . . . . . . . . . . . . . . . . . . .    5.3
              (b)   . . . . . . . . . . . . . . . . . . . .    3.3
          318 (a)   . . . . . . . . . . . . . . . . . . . .   11.7

          _______________________

          1 Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

          2    N.A. means Not Applicable.


                              TABLE OF CONTENTS

                                                               Page

                                  ARTICLE I

              DEFINITIONS, USAGE AND INCORPORATION BY REFERENCE   3

          SECTION 1.1.    Definitions and Usage   . . . . . . .   3
          SECTION 1.2.    Incorporation by Reference of Trust In-
                          denture Act   . . . . . . . . . . . .   3


                                  ARTICLE II

                                  THE NOTES

          SECTION 2.1.    Form  . . . . . . . . . . . . . . . .   4
          SECTION 2.2.    Execution, Authentication and Delivery
                                                                  4
          SECTION 2.3.    Temporary Notes   . . . . . . . . . .   5
          SECTION 2.4.    Tax Treatment   . . . . . . . . . . .   6
          SECTION 2.5.    Registration; Registration of Transfer
                          and Exchange  . . . . . . . . . . . .   6
          SECTION 2.6.    Mutilated, Destroyed, Lost or Stolen
                          Notes   . . . . . . . . . . . . . . .   8
          SECTION 2.7.    Persons Deemed Owners   . . . . . . .   9
          SECTION 2.8.    Payment of Principal and Interest;
                          Defaulted Interest  . . . . . . . . .   9
          SECTION 2.9.    Cancellation  . . . . . . . . . . . .  10
          SECTION 2.10.   Release of Collateral   . . . . . . .  11
          SECTION 2.11.   Book-Entry Notes  . . . . . . . . . .  11
          SECTION 2.12.   Notices to Clearing Agency  . . . . .  13
          SECTION 2.13.   Definitive Notes  . . . . . . . . . .  13
          SECTION 2.14.   Authenticating Agents   . . . . . . .  13


                                 ARTICLE III

                                  COVENANTS

          SECTION 3.1.    Payment of Principal and Interest   .  15
          SECTION 3.2.    Maintenance of Office or Agency   . .  15
          SECTION 3.3.    Money for Payments To Be Held in Trust
                                                                 15
          SECTION 3.4.    Existence   . . . . . . . . . . . . .  18
          SECTION 3.5.    Protection of Indenture Trust Estate   18
          SECTION 3.6.    Opinions as to Indenture Trust Estate
                                                                 19
          SECTION 3.7.    Performance of Obligations;
                          Servicing of Receivables  . . . . . .  19
          SECTION 3.8.    Negative Covenants  . . . . . . . . .  22
          SECTION 3.9.    Annual Statement as to Compliance   .  23
          SECTION 3.10.   Issuer May Consolidate, etc., Only on
                          Certain Terms   . . . . . . . . . . .  24
          SECTION 3.11.   Successor of Transferee   . . . . . .  26
          SECTION 3.12.   No Other Business   . . . . . . . . .  27
          SECTION 3.13.   No Borrowing  . . . . . . . . . . . .  27
          SECTION 3.14.   Servicer's Obligations  . . . . . . .  27
          SECTION 3.15.   Guarantees, Loans, Advances and Other
                          Liabilities   . . . . . . . . . . . .  27
          SECTION 3.16.   Capital Expenditures  . . . . . . . .  27
          SECTION 3.17.   Further Instruments and Acts  . . . .  27
          SECTION 3.18.   Restricted Payments   . . . . . . . .  28
          SECTION 3.19.   Notice of Events of Default   . . . .  28
          SECTION 3.20.   Removal of Administrator  . . . . . .  28

                                  ARTICLE IV

                          SATISFACTION AND DISCHARGE

          SECTION 4.1.    Satisfaction and Discharge of Indenture
                                                                 29
          SECTION 4.2.    Satisfaction, Discharge and Defeasance
                          of Notes  . . . . . . . . . . . . . .  30
          SECTION 4.3.    Application of Trust Money  . . . . .  32
          SECTION 4.4.    Repayment of Monies Held by Note Paying
                          Agent   . . . . . . . . . . . . . . .  32

                                  ARTICLE V

                                   REMEDIES

          SECTION 5.1.    Events of Default   . . . . . . . . .  33
          SECTION 5.2.    Acceleration of Maturity; Rescission and
                          Annulment   . . . . . . . . . . . . .  35
          SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee . . 36
          SECTION 5.4.    Remedies; Priorities  . . . . . . . .  39
          SECTION 5.5.    Optional Preservation of the Receivables
                                                                 41
          SECTION 5.6.    Limitation of Suits   . . . . . . . .  41
          SECTION 5.7. Unconditional Rights of Noteholders To Receive Principal and Interest . . . 42
          SECTION 5.8.    Restoration of Rights and Remedies  .  43
          SECTION 5.9.    Rights and Remedies Cumulative  . . .  43
          SECTION 5.10.   Delay or Omission Not a Waiver  . . .  43
          SECTION 5.11.   Control by Noteholders  . . . . . . .  43
          SECTION 5.12.   Waiver of Past Defaults   . . . . . .  44
          SECTION 5.13.   Undertaking for Costs   . . . . . . .  45
          SECTION 5.14.   Waiver of Stay or Extension Laws  . .  45
          SECTION 5.15.   Action on Notes   . . . . . . . . . .  46
          SECTION 5.16.   Performance and Enforcement of Certain
                          Obligations   . . . . . . . . . . . .  46


                                  ARTICLE VI

                            THE INDENTURE TRUSTEE

          SECTION 6.1.    Duties of Indenture Trustee   . . . .  48
          SECTION 6.2.    Rights of Indenture Trustee   . . . .  49
          SECTION 6.3.    Individual Rights of Indenture Trustee
                                                                 50
          SECTION 6.4.    Indenture Trustee's Disclaimer  . . .  50
          SECTION 6.5. Notice of Defaults; Insolvency or Dissolution of Depositor or General
                          Partner   . . . . . . . . . . . . . .  51
          SECTION 6.6.    Reports by Indenture Trustee to
                          Noteholders   . . . . . . . . . . . .  52
          SECTION 6.7.    Compensation and Indemnity  . . . . .  52
          SECTION 6.8.    Replacement of Indenture Trustee  . .  53
          SECTION 6.9.    Successor Indenture Trustee by Merger
                                                                 54
          SECTION 6.10.   Appointment of Co-Indenture Trustee or
                          Separate Indenture Trustee  . . . . .  55
          SECTION 6.11.   Eligibility; Disqualification   . . .  57
          SECTION 6.12.   Preferential Collection of
                          Claims Against Issuer   . . . . . . .  57


                                 ARTICLE VII

                        NOTEHOLDERS' LISTS AND REPORTS

          SECTION 7.1.    Issuer To Furnish Indenture Trustee
                          Names
                          and Addresses of Noteholders  . . . .  58
          SECTION 7.2.    Preservation of Information;
                          Communications to Noteholders   . . .  58
          SECTION 7.3.    Reports by Issuer   . . . . . . . . .  59
          SECTION 7.4.    Reports by Indenture Trustee  . . . .  59

                                 ARTICLE VIII
                     ACCOUNTS, DISBURSEMENTS AND RELEASES . . .  61

          SECTION 8.1.    Collection of Money   . . . . . . . .  61
          SECTION 8.2.    Trust Accounts, the Reserve Account and
                          the
                          Yield Supplement Account  . . . . . .  61
          SECTION 8.3.    General Provisions Regarding Accounts
                                                                 63
          SECTION 8.4.    Release of Indenture Trust Estate   .  64
          SECTION 8.5.    Opinion of Counsel  . . . . . . . . .  65

                                  ARTICLE IX
                           SUPPLEMENTAL INDENTURES  . . . . . .  66

          SECTION 9.1.    Supplemental Indentures Without
                          Consent of Noteholders  . . . . . . .  66
          SECTION 9.2.    Supplemental Indentures with
                          Consent of Noteholders  . . . . . . .  68
          SECTION 9.3.    Execution of Supplemental Indentures   70
          SECTION 9.4.    Effect of Supplemental Indenture  . .  71
          SECTION 9.5.    Conformity with Trust Indenture Act    71
          SECTION 9.6.    Reference in Notes to Supplemental In-
                          dentures  . . . . . . . . . . . . . .  71


                                  ARTICLE X

                             REDEMPTION OF NOTES

          SECTION 10.1.   Redemption  . . . . . . . . . . . . .  72
          SECTION 10.2.   Form of Redemption Notice   . . . . .  72
          SECTION 10.3.   Notes Payable on Redemption Date  . .  73

                                  ARTICLE XI

                                MISCELLANEOUS

          SECTION 11.1.   Compliance Certificates and Opinions,
                          etc.  . . . . . . . . . . . . . . . .  74
          SECTION 11.2.   Form of Documents Delivered to Indenture
                          Trustee   . . . . . . . . . . . . . .  76
          SECTION 11.3.   Acts of Noteholders   . . . . . . . .  77
          SECTION 11.4.   Notices, etc., to Indenture Trustee,
                          Issuer and Rating
                          Agencies  . . . . . . . . . . . . . .  78
          SECTION 11.5.   Notices to Noteholders; Waiver  . . .  79
          SECTION 11.6.   Alternate Payment and Notice Provisions
                                                                 80
          SECTION 11.7.   Conflict with Trust Indenture Act   .  80
          SECTION 11.8.   Effect of Headings and Table of Contents
                                                                 81
          SECTION 11.9.   Successors and Assigns  . . . . . . .  81
          SECTION 11.10.  Separability  . . . . . . . . . . . .  81
          SECTION 11.11.  Benefits of Indenture   . . . . . . .  81
          SECTION 11.12.  Legal Holiday   . . . . . . . . . . .  81
          SECTION 11.13.  Governing Law   . . . . . . . . . . .  81
          SECTION 11.14.  Counterparts  . . . . . . . . . . . .  82
          SECTION 11.15.  Recording of Indenture  . . . . . . .  82
          SECTION 11.16.  Trust Obligation  . . . . . . . . . .  82
          SECTION 11.17.  No Petition   . . . . . . . . . . . .  83
          SECTION 11.18.  Inspection  . . . . . . . . . . . . .  83

          EXHIBIT A-1     Form of Class A-1 Note  . . . . .   A-1-1
          [EXHIBIT A-2    Form of Class A-2 Note  . . . . .  A-2-1]
          [EXHIBIT A-3    Form of Class A-3 Note  . . . . .  A-3-1]
          [EXHIBIT B               Form of Note Depository Agree-
          ment  . . . . . . . . . . . . . . . . . . . . . . .  B-1]

          SCHEDULE A      Schedule of Receivables   . . . . .  SA-1
          APPENDIX A      Definitions and Usage   . . . . . .  AA-1



                    INDENTURE, dated as of _________ __, ____, (as from time to time amended, supplemented or otherwise modified and in effect, this "Indenture") between NATIONSBANK AUTO OWNER TRUST ____-_, a Delaware business trust (the "Issuer"), and
          _________________________________________, a ________
          banking corporation, as trustee and not in its individual capacity (in such capacity, the "Indenture Trustee").

                    Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer's [Class A-1] ____% Asset Backed Notes (the ["Class A-1 Notes"), Class A-2 _____% Asset Backed Notes (the "Class A-2 Notes") and Class A-3 ___% Asset Backed Notes (the "Class A-3 Notes" and, together with the Class A-1 Notes and the Class A-2 Notes, the] "Notes"):

                              GRANTING CLAUSE

                    The Issuer hereby Grants to the Indenture
          Trustee at the Closing Date, as Indenture Trustee for the benefit of the Noteholders, all of the Issuer's right, title and interest in, to and under, whether now owned or existing or hereafter acquired or arising in (a) all of the Issuer's accounts (as defined in the UCC); (b) all of the Issuer's chattel paper (as defined in the UCC); (c) all of the Issuer's general intangibles (as defined in the UCC), [including without limitation, any of the Issuer's personal property (including choses-in-action) other than goods, accounts, chattel paper, documents, instruments, and money (with each such term having the definition given in the UCC)]; (d) all of the Issuer's instruments, documents, goods and inventory (as each such term is defined in the UCC); (e) the Receivables and the other Owner Trust Property; and (f) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of any or all of the forego-ing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other prop-erty which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collec-tively, the "Collateral"), it being understood that nothing described heretofore or represented by the Col-lateral shall include the property or proceeds (or rights thereto) contained in or rerpresented by the Certificate Distribution Account.

                    The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Inden-ture, all as provided in this Indenture.

                    The Indenture Trustee, as Indenture Trustee on behalf of the Noteholders, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Noteholders may be adequately and effectively protected.


                                  ARTICLE I.

              DEFINITIONS, USAGE AND INCORPORATION BY REFERENCE

                    SECTION 1.1. Definitions and Usage. Except as otherwise specified herein or as the context may other-wise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

                    SECTION 1.2. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                    "indenture securities" shall mean the Notes.

                    "indenture security holder" shall mean a Noteholder.

                    "indenture to be qualified" shall mean this Indenture.

                    "indenture trustee" or "institutional trustee" shall mean the Indenture Trustee.

                    "obligor" on the indenture securities shall mean the Issuer and any other obligor on the indenture securities.

                    All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

                               End of Article I


                                 ARTICLE II.

                                  THE NOTES

                    SECTION 2.1. Form. (a) The [Class A-1] Notes, [the Class A-2 Notes and the Class A-3 Notes,] together with the Indenture Trustee's certificates of authentica-tion, shall be in substantially the form set forth in Exhibit A-1, [Exhibit A-2 and Exhibit A-3, respectively,] with such appropriate insertions, omissions, substitu-tions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or en-dorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

                    (b) The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

                    (c) Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A-1[, Exhibit A-2 and Exhibit A-3] are part of the terms of this Indenture and are incorporated herein by reference.

                    SECTION 2.2.  Execution, Authentication and
          Delivery. (a) The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signa-ture of any such Authorized Officer on the Notes may be manual or facsimile.

                    (b)  Notes bearing the manual or facsimile
          signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwith-standing that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                    (c) The Indenture Trustee shall, upon Issuer Order, authenticate and deliver [Class A-1] Notes for original issue in an aggregate principal amount of $___________[, Class A-2 Notes for original issue in an aggregate principal amount of $______ and Class A-3 Notes for original issue in an aggregate principal amount of $___________.] The aggregate principal amount of [Class A-1] Notes[, Class A-2 Notes and Class A-3 Notes] out-standing at any time may not exceed each respective amount except as provided in Section 2.6.

                    (d) Each Note shall be dated the date of its authentication. The Notes [of the same Class] shall be issuable as registered Notes in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof.

                    (e) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                    SECTION 2.3 Temporary Notes. (a) Pending the preparation of definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing the temporary Notes may determine, as evidenced by their execution of such temporary Notes.

                    If temporary Notes are issued, the Issuer shall cause definitive Notes to be prepared without unreason-able delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in
          Section 3.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trust-ee shall authenticate and deliver in exchange therefor, a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

                    SECTION 2.4.  Tax Treatment.  The Issuer has
          entered into this Indenture, and the Notes shall be issued, with the intention that, for federal, state and local income and franchise tax purposes, the Notes shall qualify as indebtedness of the Issuer secured by the Indenture Trust Estate. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income and franchise tax purposes as indebtedness of the Issuer.

                    SECTION 2.5.  Registration; Registration of
          Transfer and Exchange. (a) The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Regis-trar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

                    (b) If a Person other than the Indenture Trust-ee is appointed by the Issuer as Note Registrar, (i) the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, (ii) the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and (iii) the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

                    (c) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the require-ments of Section 8-401(l) of the UCC are met the Issuer shall execute, and the Indenture Trustee shall authenti-cate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denomination, of a like aggregate princi-pal amount.

                    (d) At the option of the Noteholder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surren-dered for exchange, if the requirements of Section 8-401(l) of the UCC are met, the Issuer shall execute, the Indenture Trustee shall authenticate, and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making such exchange is entitled to re-ceive.

                    (e) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obliga-tions of the Issuer, evidencing the same debt, and enti-tled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

                    (f)  Every Note presented or surrendered for
          registration of transfer or exchange shall be duly en-dorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder thereof or such Noteholder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Regis-trar.

                    (g)  No service charge shall be made to a
          Noteholder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.6 not involving any trans-fer.

                    (h)  The preceding provisions of this Section
          2.5 notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of fifteen (15) days preceding the Distribution Date for any payment with respect to such Note.

                    SECTION 2.6.  Mutilated, Destroyed, Lost or
          Stolen Notes. (a) If (i) any mutilated Note is surren-dered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilat-ed, destroyed, lost or stolen Note, a replacement Note [of the same Class]; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven (7) days shall be, due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or pay-able or upon the Redemption Date without surrender there-of. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide pur-chaser of the original Note in lieu of which such re-placement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trust-ee in connection therewith.

                    (b) Upon the issuance of any replacement Note under this Section 2.6, the Issuer may require the pay-ment by the Noteholder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Inden-ture Trustee) connected therewith.

                    (c) Every replacement Note issued pursuant to this Section 2.6 in replacement of any mutilated, de-stroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                    (d)  The provisions of this Section 2.6 are
          exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                    SECTION 2.7. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

                    SECTION 2.8. Payment of Principal and Interest; Defaulted Interest. (a) The Class [A-1] Notes[, the Class A-2 Notes and the Class A-3 Notes] shall accrue interest at the Class[ A-1] Rate[, the Class A-2 Rate and the Class A-3 Rate, respectively,] as set forth in Exhib-it A-1[, Exhibit A-2 and Exhibit A-3, respectively,] and such interest shall be payable on each Distribution Date as specified therein, subject to Section 3.1. Any in-stallment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date [by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date]; provided that, unless Definitive Notes have been issued pursuant to Section 2.13, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee, and except for the final installment of principal payable with respect to such Note on a Distri-bution Date, Redemption Date or the applicable Final Scheduled Distribution Date, which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with
          Section 3.3.

                    (b) The principal of each Note shall be payable in installments on each Distribution Date as provided in the forms of Notes set forth in Exhibit A-1[, Exhibit A-2 and Exhibit A-3] hereto. Notwithstanding the foregoing, the entire unpaid principal amount of each Class of Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding have declared the Notes to be immediately due and payable in the manner provided in Section 5.2. All principal pay-ments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a
          Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note shall be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment shall be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemption of Notes shall be mailed to Noteholders as provided in
          Section 10.2.

                    (c)  If the Issuer defaults in a payment of
          interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Note Interest Rate on the Distribution Date following such default. The Issuer shall pay such defaulted interest to the Persons who are Noteholders on the Record Date for such following Distri-bution Date.

                    SECTION 2.9. Cancellation. All Notes surren-dered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this
          Section 2.9, except as expressly permitted by this Inden-ture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it and so long as such Issuer Order is timely and the Notes have not been previ-ously disposed of by the Indenture Trustee.

                    SECTION 2.10.  Release of Collateral.  Subject to
          Section 11.1 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Coun-sel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates. If the Commission shall issue an exemptive order under TIA Section 304(d) modifying the Owner Trustee's obligations under TIA Sections 314(c) and 314(d)(1), subject to Section 11.1 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture in accordance with the conditions and procedures set forth in such exemptive order.

                    SECTION 2.11. Book-Entry Notes. The Notes, upon original issuance, shall be issued in the form of type-written Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner thereof shall receive a Definitive Note (as defined below) repre-senting such Note Owner's interest in such Note, except as provided in Section 2.13. Unless and until defini-tive, fully registered Notes (the "Definitive Notes") have been issued to such Note Owners pursuant to Section 2.13:

                          (i)  the provisions of this Section 2.11
                    shall be in full force and effect;

                          (ii)  the Note Registrar and the Indenture
                    Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Inden-ture (including the payment of principal of and interest on the Notes and the giving of in-structions or directions hereunder) as the sole Noteholder, and shall have no obligation to the Note Owners;

                          (iii)  to the extent that the provisions of
                    this Section 2.11 conflict with any other pro-visions of this Indenture, the provisions of this Section 2.11 shall control;

                          (iv)  the rights of Note Owners shall be
                    exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 2.13, the ini-tial Clearing Agency shall make book-entry transfers among the Clearing Agency Partici-pants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

                          (v)  whenever this Indenture requires or
                    permits actions to be taken based upon instruc-tions or directions of Noteholders of Notes evidencing a specified percentage of the prin-cipal amount of the Notes Outstanding, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes Outstanding and has delivered such instructions to the Indenture Trustee.

                    SECTION 2.12. Notices to Clearing Agency. When-ever a notice or other communication to the Noteholders is required under this Indenture, unless and until Defin-itive Notes shall have been issued to the Note Owners pursuant to Section 2.13, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency, and shall have no obligation to such Note Owners.

                    SECTION 2.13.  Definitive Notes.  If (i) the
          Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes and the Indenture Trustee or the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or an Event of Servicing Termination, Note Owners of Notes evidencing beneficial interests aggregating not less than a majority of the principal amount of the Notes Outstanding advise the Indenture Trustee and the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes represent-ing the Book-Entry Notes by the Clearing Agency, accompa-nied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Regis-trar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclu-sively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the holders of the Definitive Notes as Noteholders.

                    SECTION 2.14. Authenticating Agents. (a) The Indenture Trustee may appoint one or more Persons (each, an "Authenticating Agent") with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.2, 2.3, 2.5 and 2.6, as fully to all intents and purposes as though each such Authenti-cating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authen-ticating Agent pursuant to this Section 2.14 shall be deemed to be the authentication of Notes "by the Inden-ture Trustee."

                    (b) Any corporation into which any Authenticat-ing Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authen-ticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

                    (c) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Owner Trustee. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termina-tion to such Authenticating Agent and the Owner Trustee. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may appoint a succes-sor Authenticating Agent and shall give written notice of any such appointment to the Owner Trustee.

                    (d)  The Administrator agrees to pay to each
          Authenticating Agent from time to time reasonable compen-sation for its services. The provisions of Sections 2.9 and 6.4 shall be applicable to any Authenticating Agent.

                              End of Article II


                                 ARTICLE III.

                                  COVENANTS

                    SECTION 3.1. Payment of Principal and Interest. The Issuer shall duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, the Issuer shall cause to be paid all amounts on deposit in the Note Payment Account on a Distribution Date deposited therein pursuant to the Sale and Servicing Agreement (i) for the benefit of the Class [A-1] Notes, to the Class [A-1] Noteholders, (ii) for the benefit of the Class [A-2] Notes, to the Class [A-2] Noteholders, and (iii) for the benefit of the Class [A-3] Notes, to the Class [A-3] Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

                    SECTION 3.2. Maintenance of Office or Agency. The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trust-ee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the loca-tion, of any such office or agency. If, at any time, the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

                    SECTION 3.3. Money for Payments To Be Held in Trust. (a) As provided in Section 8.2, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account[, the Reserve Account] and the Note Payment Account shall be made on behalf of the Issuer by the Indenture Trustee or by another Note Paying Agent, and no amounts so withdrawn from the Collection Account[, the Reserve Account] and the Note Payment Account for pay-ments of Notes shall be paid over to the Issuer, except as provided in this Section 3.3.

                    (b)  On or before each Distribution Date and
          Redemption Date, the Issuer shall deposit or cause to be deposited in the Note Payment Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Note Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

                    (c)  The Issuer shall cause each Note Paying
          Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Note Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Note Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Note Paying Agent shall:

                          (i)  hold all sums held by it for the
                    payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Per-sons as herein provided;

                          (ii)  give the Indenture Trustee notice of
                    any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowl-edge in the making of any payment required to be made with respect to the Notes;

                          (iii)  at any time during the continuance
                    of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Note Paying Agent;

                          (iv)  immediately resign as a Note Paying
                    Agent and forthwith pay to the Indenture Trust-ee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Note Paying Agent at the time of its appointment; and

                          (v)  comply with all requirements of the
                    Code and any state or local tax law with re-spect to the withholding from any payments made by it on any Notes of any applicable withhold-ing taxes imposed thereon and with respect to any applicable reporting requirements in con-nection therewith.

                    (d) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Note Paying Agent to pay to the Indenture Trustee all sums held in trust by such Note Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Note Paying Agent; and upon such payment by any Note Paying Agent to the Indenture Trustee, such Note Paying Agent shall be released from all further liability with respect to such money.

                    (e) Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Note Paying Agent in trust for the payment of any amount due with respect to any Note and remaining un-claimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Noteholder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Note Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Note Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, custom-arily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Note Paying Agent, at the last address of record for each such Noteholder).

                    SECTION 3.4. Existence. The Issuer shall keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collat-eral and each other instrument or agreement included in the Indenture Trust Estate.

                    SECTION 3.5.  Protection of Indenture Trust
          Estate. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

                          (i)  maintain or preserve the lien and
                    security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                          (ii)  perfect, publish notice of or pro-
                    tect the validity of any Grant made or to be made by this Indenture;

                          (iii)  enforce any of the Collateral; or

                          (iv)  preserve and defend title to the
                    Indenture Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Indenture Trust Estate against the claims of all Persons.

          The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.5.

                    SECTION 3.6.  Opinions as to Indenture Trust
          Estate. (a) On the Closing Date, the Issuer shall fur-nish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

                    (b)  On or before April 30 in each calendar
          year, beginning in ____, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that shall, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until April 30 in the following calendar year.

                    SECTION 3.7. Performance of Obligations; Servic-ing of Receivables. (a) The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Indenture Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture and the other Basic Documents.

                    (b) The Issuer may contract with other Persons to assist it in performing its duties under this Inden-ture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contract-ed with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

                    (c)  The Issuer shall punctually perform and
          observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and in the instruments and agreements included in the Indenture Trust Estate, including, but not limited to, filing or causing to be filed all financing statements and continu-ation statements required to be filed under the UCC by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding.

                    (d) If the Issuer shall have knowledge of the occurrence of an Event of Servicing Termination under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof and shall specify in such notice the action, if any, the Issuer is taking in respect of such default. If an Event of Servicing Termination shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

                    (e) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 8.1 of the Sale and Servicing Agreement or the Servicer's resignation in accordance with the terms of the Sale and Servicing Agreement, the Issuer shall appoint a successor servicer (the "Successor Servicer") meeting the requirements of the Sale and Servicing Agreement, and such Successor Servicer shall accept its appointment by a written as-sumption in a form acceptable to the Indenture Trustee.
          In the event that a Successor Servicer has not been appointed at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event shall be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Sale and Servicing Agreement. Any Successor Servicer (other than the Indenture Trustee) shall (i) be an established insti-tution having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables and (ii) enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of the Sale and Servicing Agreement applicable to the Servicer. If, within thirty
          (30) days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer. In connection with any such appoint-ment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Sale and Servicing Agreement, and, in accordance with Section 8.2 of the Sale and Servicing Agreement, the Issuer shall enter into an agreement with such successor for the servicing of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed to the Servicer's duties as servicer of the Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer and the servicing of the Receivables. In case the Indenture Trustee shall become successor to the Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its Affili-ates; provided that the Indenture Trustee, in its capaci-ty as the Servicer, shall be fully liable for the actions and omissions of such Affiliate in such capacity as Successor Servicer.

                    (f)  Upon any termination of the Servicer's
          rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee. As soon as a Successor Servicer is appointed by the Issuer, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

                    (g) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer hereby agrees that it shall not, without the prior written consent of the Indenture Trust-ee or the Noteholders of Notes evidencing not less than a majority in principal amount of the Notes Outstanding, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Sale and Servicing Agreement or the other Basic Documents).

                    SECTION 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

                          (i)  except as expressly permitted by
                    this Indenture, the Trust Agreement or the Sale and Servicing Agreement, sell, transfer, ex-change or otherwise dispose of any of the prop-erties or assets of the Issuer, including those included in the Indenture Trust Estate, unless directed to do so by the Indenture Trustee;

                          (ii)  claim any credit on, or make any
                    deduction from the principal or interest pay-able in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon the Trust;

                          (iii)  dissolve or liquidate in whole or in
                    part; or

                          (iv)  (A) permit the validity or effec-
                    tiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amend-ed, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and aris-ing solely as a result of an action or omission of the related Obligor) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Indenture Trust Estate.

                    SECTION 3.9. Annual Statement as to Compliance. The Issuer shall deliver to the Indenture Trustee, within 120 days after the end of each calendar year (commencing with the year ____), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certifi-cate, that:

                          (i)  a review of the activities of the
                    Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

                          (ii)  to the best of such Authorized
                    Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

                    SECTION 3.10. Issuer May Consolidate, etc., Only on Certain Terms. (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

                          (i)  the Person (if other than the Issu-
                    er) formed by or surviving such consolidation or merger shall be a Person organized and ex-isting under the laws of the United States of America or any state thereof and shall express-ly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trust-ee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                          (ii)  immediately after giving effect to
                    such transaction, no Default or Event of De-fault shall have occurred and be continuing;

                          (iii)  the Rating Agency Condition shall
                    have been satisfied with respect to such trans-action;

                          (iv)  the Issuer shall have received an
                    Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

                          (v)  any action that is necessary to
                    maintain the lien and security interest created by this Indenture shall have been taken; and

                          (vi) the Issuer shall have delivered to
                    the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supple-mental indenture comply with this Article III and that all conditions precedent herein pro-vided for relating to such transaction have been complied with (including any filing re-quired by the Exchange Act).

                    (b) Other than as specifically contemplated by the Basic Documents, the Issuer shall not convey or transfer any of its properties or assets, including those included in the Indenture Trust Estate, to any Person, unless:

                          (i)  the Person that acquires by convey-
                    ance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and exist-ing under the laws of the United States of America or any state thereof, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trust-ee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Noteholders, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes, and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all fil-ings with the Commission (and any other appro-priate Person) required by the Exchange Act in connection with the Notes;

                          (ii)  immediately after giving effect to
                    such transaction, no Default or Event of De-fault shall have occurred and be continuing;

                          (iii)  the Rating Agency Condition shall
                    have been satisfied with respect to such trans-action;

                          (iv)  the Issuer shall have received an
                    Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

                          (v)  any action that is necessary to
                    maintain the lien and security interest created by this Indenture shall have been taken; and

                          (vi)  the Issuer shall have delivered to
                    the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemen-tal indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

                    SECTION 3.11. Successor of Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exer-cise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

                    (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), the Issuer shall be released from every covenant and agreement of this Indenture to be observed or per-formed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that the Issuer is to be so released.

                    SECTION 3.12. No Other Business. The Issuer shall not engage in any business other than financing, acquiring, owning and pledging the Receivables in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto.

                    SECTION 3.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes and the Certificates.

                    SECTION 3.14. Servicer's Obligations. The Issuer shall cause the Servicer to comply with the Sale and Servicing Agreement, including Sections 3.9, 3.10, 3.11, 3.12, 3.13, 3.14 and 4.9 and Article VII thereof.

                    SECTION 3.15. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Inden-ture and the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

                    SECTION 3.16. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

                    SECTION 3.17. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall exe-cute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                    SECTION 3.18. Restricted Payments. The Issuer shall not, directly or indirectly, (i) make any distribu-tion (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer or the Administrator, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) payments to the Servicer, the Administrator, the Owner Trustee, the Noteholders and the Certificate-holders as contemplated by, and to the extent funds are available for such purpose under, this Indenture and the other Basic Documents and (y) payments to the Indenture Trustee pursuant to Section 2(a)(ii) of the Administra-tion Agreement. The Issuer shall not, directly or indi-rectly, make payments to or distributions from the Col-lection Account except in accordance with this Indenture and the other Basic Documents.

                    SECTION 3.19. Notice of Events of Default. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and of each default on the part of any party to the Sale and Servicing Agreement with respect to any of the provisions thereof.

                    SECTION 3.20. Removal of Administrator. For so long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection therewith.

                              End of Article III


                                 ARTICLE IV.

                          SATISFACTION AND DISCHARGE

                    SECTION 4.1.  Satisfaction and Discharge of
          Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitu-tion of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12 and 3.13, (v) the rights, obliga-
          tions and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.3), and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper in-struments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

                    (A)  either

                          (1)  all Notes theretofore
                    authenticated and delivered (other
                    than (i) Notes that have been de-
                    stroyed, lost or stolen and that have
                    been replaced or paid as provided in
                    Section 2.6 and (ii) Notes for whose
                    payment money has theretofore been
                    deposited in trust or segregated and
                    held in trust by the Issuer and
                    thereafter repaid to the Issuer or
                    discharged from such trust, as pro-
                    vided in Section 3.3) have been de-
                    livered to the Indenture Trustee for
                    cancellation; or

                          (2)  all Notes not theretofore
                    delivered to the Indenture Trustee
                    for cancellation have become due and
                    payable and the Issuer has irrevoca-
                    bly deposited or caused to be irrevo-
                    cably deposited with the Indenture
                    Trustee cash or direct obligations of
                    or obligations guaranteed by the
                    United States of America (which will
                    mature prior to the date such amounts
                    are payable), in trust for such pur-
                    pose, in an amount sufficient to pay
                    and discharge the entire indebtedness
                    on such Notes not theretofore deliv-
                    ered to the Indenture Trustee for
                    cancellation when due to the applica-
                    ble Final Scheduled Distribution Date
                    or Redemption Date (if Notes shall
                    have been called for redemption pur-
                    suant to Section 10.1(a)), as the
                    case may be;

                    (B) the Issuer has paid or caused to be paid all other sums payable hereunder and under any of the other Basic Documents by the Issuer;

                    (C) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and, subject to Section 11.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

                    (D) the Issuer has delivered to the Indenture Trustee an Opinion of Counsel to the effect that the satisfaction and discharge of the Notes pursuant to this Section 4.1 will not cause any Noteholder to be treated as having sold or exchanged any of its Notes for purposes of Section 1001 of the Code.

                    SECTION 4.2.  Satisfaction, Discharge and
          Defeasance of Notes. (a) Upon satisfaction of the conditions set forth in subsection (b) below, the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Notes, and the provi-sions of this Indenture, as it relates to such Notes, shall no longer be in effect (and the Indenture Trustee, at the expense of the Issuer, shall execute proper in-struments acknowledging the same), except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12 and 3.13, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.3), and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them.

                    (b) The satisfaction, discharge and defeasance of the Notes pursuant to subsection (a) of this Section
          4.2 is subject to the satisfaction of all of the follow-ing conditions:

                          (i)  the Issuer has deposited or caused
               to be deposited irrevocably (except as provided in Section 4.4) with the Indenture Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Noteholders, which, through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day prior to the due date of any payment referred to below, money in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay and discharge the entire indebted-ness on the outstanding Notes, for principal thereof and interest thereon to the date of such deposit (in the case of Notes that have become due and payable) or to the maturity of such principal and interest, as the case may be;

                          (ii)  the deposit described in Section
               4.2(b)(i) will not result in a breach or violation of, or constitute an event of default under, any other agreement or instrument to which the Issuer is bound;

                          (iii)  no Event of Default with respect
               to the Notes shall have occurred and be continuing on the date of the deposit described in Section 4.2(b)(i) or on the ninety-first (91st) day after such date;

                          (iv)  the Issuer has delivered to the
               Indenture Trustee an Opinion of Counsel to the effect that the satisfaction, discharge and defea-sance of the Notes pursuant to this Section 4.2 will not cause any Noteholder to be treated as having sold or exchanged any of its Notes for purposes of
               Section 1001 of the Code; and

                          (v)  the Issuer has delivered to the
               Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this Section 4.2 have been complied with.

                    SECTION 4.3. Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Sections 4.1 and 4.2 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Note Paying Agent, as the Indenture Trustee may determine, to the Noteholders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest, but such monies need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

                    SECTION 4.4. Repayment of Monies Held by Note Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Note Paying Agent other than the Indenture Trustee under the provisions of this Inden-ture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Note Paying Agent shall be released from all further liability with respect to such monies.

                              End of Article IV


                                  ARTICLE V

                                   REMEDIES

                    SECTION 5.1.  Events of Default.  "Event of
          Default," wherever used herein, means the occurrence of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                          (i)  default in the payment of any in-
                    terest on any Note when the same becomes due and payable, and such default shall continue for a period of five (5) days or more; or

                          (ii)  default in the payment of the
                    principal of or any installment of the princi-pal of any Note when the same becomes due and payable; or

                          (iii)  default in the observance or per-
                    formance of any material covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section 5.1 specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incor-rect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incor-rect shall not have been eliminated or other-wise cured, for a period of sixty (60) days or in the case of a materially incorrect represen-tation and warranty thirty (30) days, after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders of Notes evidencing not less than 25% of the principal amount of the Notes Outstanding, a written notice speci-fying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

                          (iv)  the filing of a decree or order
                    for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Indenture Trust Estate in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of sixty
                    (60) consecutive days; or

                          (v)  the commencement by the Issuer of a
                    voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the ap-pointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, se-questrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or the making by the Issuer of any general assignment for the benefit of credi-tors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in further-ance of any of the foregoing.

          The Issuer shall deliver to the Indenture Trustee, within five (5) days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

                    SECTION 5.2. Acceleration of Maturity; Rescis-sion and Annulment. (a) If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding may declare all the Notes to be immedi-ately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

                    (b) At any time after a declaration of accel-eration of maturity has been made and before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee as hereinafter provided in this
          Article V, the Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                          (i)  the Issuer has paid or deposited
                    with the Indenture Trustee a sum sufficient to pay:

                                   (A)  all payments of
                          principal of and interest on all
                          Notes and all other amounts that
                          would then be due hereunder or


                          upon such Notes if the Event of
                          Default giving rise to such accel-
                          eration had not occurred; and

                                   (B)  all sums paid or
                          advanced by the Indenture Trustee
                          hereunder and the reasonable com-
                          pensation, expenses, disbursements
                          and advances of the Indenture
                          Trustee and its agents and coun-
                          sel; and

                          (ii)  all Events of Default, other than
                    the nonpayment of the principal of the Notes that has become due solely by such accelera-tion, have been cured or waived as provided in
                    Section 5.12.

          No such rescission shall affect any subsequent default or impair any right consequent thereto.

                    SECTION 5.3.  Collection of Indebtedness and
          Suits for Enforcement by Indenture Trustee. (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five (5) days or more, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Noteholders, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the rate specified in
          Section 2.8 and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, ex-penses, disbursements and advances of the Indenture Trustee and its agents and counsel.

                    (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

                    (c)  If an Event of Default occurs and is
          continuing, the Indenture Trustee may, as more particu-larly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Inden-ture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

                    (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Indenture Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken posses-sion of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespec-tive of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provi-sions of this Section 5.3, shall be entitled and empow-ered, by intervention in such Proceedings or otherwise:

                          (i)  to file and prove a claim or claims
                    for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Inden-ture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all ex-penses and liabilities incurred, and all ad-vances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

                          (ii)  unless prohibited by applicable
                    law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                          (iii)  to collect and receive any monies
                    or other property payable or deliverable on any such claims and to pay all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

                          (iv)  to file such proofs of claim and
                    other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issu-er, its creditors and its property;

          and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby autho-rized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable com-pensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith.

                    (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or con-sent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Per-son.

                    (f)  All rights of action and of asserting
          claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Inden-ture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, sub-ject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attor-neys, shall be for the ratable benefit of the Noteholders.

                    (g) In any Proceedings brought by the Inden-ture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Inden-ture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

                    SECTION 5.4. Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.5):

                          (i)  institute Proceedings in its own
                    name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

                          (ii)  institute Proceedings from time to
                    time for the complete or partial foreclosure of this Indenture with respect to the Indenture
                    Trust Estate;


                          (iii)  exercise any remedies of a se-
                    cured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

                          (iv)  sell the Indenture Trust Estate or
                    any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

          provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Indenture Trust Estate following an Event of Default, other than an Event of Default described in Section 5.1(i) or (ii) and other than if required to sell the Indenture Trust Estate pursuant to the Trust Agreement as a result of the occur-rence of an Insolvency Event or a dissolution with re-spect to any of the Sellers [or the General Partner], unless (A) the Noteholders of Notes evidencing 100% of the principal amount of the Notes Outstanding consent thereto, (B) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the ac-crued interest on the outstanding Notes or (C) the Inden-ture Trustee determines that the Indenture Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Noteholders of Notes evidencing not less than 66-2/3% of the principal amount of the Notes Outstanding. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) above, the Indenture Trustee may, but need not, obtain and rely upon an opin-ion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Inden-ture Trust Estate for such purpose.

                    (b)  If the Indenture Trustee collects any
          money or property pursuant to this Article V, it shall pay out the money or property in the following order:

                          (i)  first, to the Indenture Trustee for
                    amounts due under Section 6.7;

                          (ii)  second, to the Servicer for due
                    and unpaid Servicing Fees;

                          (iii)  third, to Noteholders for amounts
                    due and unpaid on the Notes in respect of in-terest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

                          (iv)  fourth, to Noteholders of the
                    [Class A-1] Notes for amounts due and unpaid on the [Class A-1] Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the [Class A-1] Notes for principal, until the principal amount of the outstanding [Class A-1] Notes is reduced to zero;

                          [(v)  fifth, to Noteholders of the Class
                    A-2 Notes for amounts due and unpaid on the Class A-2 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-2 Notes for principal, until the principal amount of the outstanding Class A-2 Notes is reduced to zero];

                          [(vi)  sixth, to Noteholders of the
                    Class A-3 Notes for amounts due and unpaid on the Class A-3 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-3 Notes for principal, until the prin-cipal amount of the outstanding Class A-3 Notes is reduced to zero];

                          (vii)  seventh, to the Issuer for
                    amounts required to be distributed to the Cer-tificateholders pursuant to the Trust Agreement and the Sale and Servicing Agreement.

          The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this
          Section 5.4. At least fifteen (15) days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

                    SECTION 5.5.  Optional Preservation of the
          Receivables. If the Notes have been declared to be due and payable under Section 5.2 following an Event of Default, and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Indenture Trust Estate and apply proceeds as if there had been no declaration of acceleration; provided, however, that Available Funds shall be applied in accordance with such declaration of acceleration in the manner specified in Section 4.6(c) of the Sale and Servicing Agreement.
          It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Indenture Trust Estate. In determining whether to maintain possession of the Indenture Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate for such pur-pose.

                    SECTION 5.6.  Limitation of Suits.  No
          Noteholder shall have any right to institute any Proceed-ing, judicial or otherwise, with respect to this Inden-ture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                          (a)  such Noteholder has previously giv-
                    en written notice to the Indenture Trustee of a continuing Event of Default;

                          (b)  the Noteholders of Notes evidencing
                    not less than 25% of the principal amount of the Notes Outstanding have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                          (c)  such Noteholder or Noteholders have
                    offered to the Indenture Trustee reasonable indemnity against the costs, expenses and lia-bilities to be incurred in complying with such request;

                          (d)  the Indenture Trustee for sixty
                    (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

                          (e)  no direction inconsistent with such
                    written request has been given to the Indenture Trustee during such sixty-day period by the Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding.

          It is understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.

                    In the event the Indenture Trustee shall re-ceive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each evidencing less than a majority of the principal amount of the Notes Outstanding, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, not-withstanding any other provisions of this Indenture.

                    SECTION 5.7.  Unconditional Rights of
          Noteholders To Receive Principal and Interest. Notwith-standing any other provisions in this Indenture, any Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on its Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforce-ment of any such payment, and such right shall not be impaired without the consent of such Noteholder.

                    SECTION 5.8. Restoration of Rights and Reme-dies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discon-tinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any deter-mination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

                    SECTION 5.9. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employ-ment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                    SECTION 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such De-fault or Event of Default or any acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

                    SECTION 5.11.  Control by Noteholders.  The
          Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

                          (a)  such direction shall not be in con-
                    flict with any rule of law or with this Inden-ture;

                          (b)  subject to the express terms of
                    Section 5.4, any direction to the Indenture
                    Trustee to sell or liquidate the Indenture
                    Trust Estate shall be by Noteholders of Notes evidencing not less than 100% of the principal amount of the Notes Outstanding;

                          (c)  if the conditions set forth in Sec-
                    tion 5.5 have been satisfied and the Indenture Trustee elects to retain the Indenture Trust Estate pursuant to such Section 5.5, then any direction to the Indenture Trustee by Noteholders of Notes evidencing less than 100% of the principal amount of the Notes Outstand-ing to sell or liquidate the Indenture Trust Estate shall be of no force and effect; and

                          (d)  the Indenture Trustee may take any
                    other action deemed proper by the Indenture
                    Trustee that is not inconsistent with such direction.

          Notwithstanding the rights of Noteholders set forth in this Section 5.11, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in costs, expenses and liabilities for which it will not be adequately indemnified or might materially adversely affect the rights of any Noteholders not con-senting to such action.

                    SECTION 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Noteholders of Notes evidencing not less than a majority of the princi-pal amount of the Notes Outstanding may waive any past Default or Event of Default and its consequences except a Default (a) in the payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof that cannot be amended, supplemented or modified without the consent of each Noteholder. In the case of any such waiver, the Issuer, the Indenture Trust-ee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

                    Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have oc-curred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

                    SECTION 5.13.  Undertaking for Costs.  All
          parties to this Indenture agree, and each Noteholder by such Noteholder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion re-quire, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its dis-cretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder or group of Noteholders, in each case holding in the aggregate more than 10% of the principal amount of the Notes Outstanding or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

                    SECTION 5.14.  Waiver of Stay or Extension
          Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                    SECTION 5.15. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Indenture Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).

                    SECTION 5.16. Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so, and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Sellers and the Servicer, as applicable, of their respec-tive obligations to the Issuer under or in connection with the Sale and Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, includ-ing the transmission of notices of default on the part of the Sellers or the Servicer thereunder and the institu-tion of legal or administrative actions or proceedings to compel or secure performance by the Sellers or the Servicer of each of their respective obligations under the Sale and Servicing Agreement.

                    (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direc-tion (which direction shall be in writing or by tele-phone, confirmed in writing promptly thereafter) of the Noteholders of Notes evidencing not less than 66-2/3% of the principal amount of the Notes Outstanding shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Sellers or the Servicer under or in connection with the Sale and Servicing Agree-ment, including the right or power to take any action to compel or secure performance or observance by the Sellers or the Servicer of their respective obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension, or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

                               End of Article V


                                  ARTICLE VI

                            THE INDENTURE TRUSTEE

                    SECTION 6.1. Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                    (b) Except during the continuance of an Event of Default:

                          (i)  the Indenture Trustee undertakes to
                    perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                          (ii)  in the absence of bad faith on its
                    part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and, if required by the terms of this Indenture, conforming to the require-ments of this Indenture; provided, however, that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                    (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                          (i)  this paragraph does not limit the
                    effect of paragraph (b) of this Section 6.1;

                          (ii)  the Indenture Trustee shall not be
                    liable for any error of judgment made in good faith by a Trustee Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

                          (iii)  the Indenture Trustee shall not
                    be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
                    Section 5.11.

                    (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

                    (e)  Money held in trust by the Indenture
          Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

                    (f)  No provision of this Indenture shall
          require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liabili-ty is not reasonably assured to it.

                    (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.1 and to the provisions of the TIA.

                    (h) The Indenture Trustee shall not be charged with knowledge of any Event of Default unless either (1) a Trustee Officer shall have actual knowledge of such Event of Default or (2) written notice of such Event of Default shall have been given to the Indenture Trustee in accordance with the provisions of this Indenture.

                    SECTION 6.2. Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matters stated in any such docu-ment.

                    (b)  Before the Indenture Trustee acts or
          refrains from acting, it may require an Officer's Certif-icate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certifi-cate or Opinion of Counsel unless it is proved that the Indenture Trustee was negligent in such reliance.

                    (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

                    (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that such action or omis-sion by the Indenture Trustee does not constitute willful misconduct, negligence or bad faith.

                    (e)  The Indenture Trustee may consult with
          counsel, and the advice or opinion of counsel with re-spect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and pro-tection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                    SECTION 6.3.  Individual Rights of Indenture
          Trustee. The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Inden-ture Trustee. Any Note Paying Agent, Note Registrar, co-registrar or co-paying agent hereunder may do the same with like rights.

                    SECTION 6.4. Indenture Trustee's Disclaimer. The Indenture Trustee (i) shall not be responsible for, and makes no representation, as to the validity or ade-quacy of this Indenture or the Notes and (ii) shall not be accountable for the Issuer's use of the proceeds from the Notes, or responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

                    SECTION 6.5. Notice of Defaults; Insolvency or Dissolution of Any Depositor or the General Partner. (a) If a Default occurs and is continuing and if it is known to a Trustee Officer of the Indenture Trustee, the Inden-ture Trustee shall mail to each Noteholder notice of such Default within [ninety (90)] days after it occurs.
          Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Trustee Officers in good faith determines that withholding the notice is in the inter-ests of Noteholders.

                    (b) If the Indenture Trustee receives notice from the Owner Trustee of the occurrence of an Insolvency Event or a dissolution with respect to the General Part-ner pursuant to Section 9.2 of the Trust Agreement, the Indenture Trustee shall give prompt written notice to the Noteholders of the occurrence of such event. If the Indenture Trustee receives notice from the Owner Trustee pursuant to such Section 9.2 that the requisite percent-ages of Noteholders, Certificateholders and holders of interests, if any, in the Reserve Account disapprove of the liquidation of the Receivables and termination of the Trust pursuant to such Section 9.2, the Indenture Trust-ee, at the expense of the Issuer, shall (i) appoint an entity acceptable to [NationsBank Corporation] to acquire an interest in the Trust and to act as substitute "gener-al partner" of the Trust for federal income tax purposes and (ii) obtain an Opinion of Counsel that the Trust will not thereafter be classified as an association (or pub-licly traded partnership) taxable as a corporation for federal income tax and Applicable Tax State purposes. If the Indenture Trustee is unable to locate such an entity or obtain such Opinion of Counsel within ninety (90) days after the date of the applicable Insolvency Event or dissolution, the Indenture Trustee shall so notify the Owner Trustee promptly in writing. Upon termination of the Trust pursuant to such Section 9.2, the Indenture Trustee shall, if so directed by the Owner Trustee, sell the assets of the Trust (other than the Trust Accounts[, the Reserve Account, the Yield Supplement Account] and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections of Receivables under the Sale and Servicing Agreement and deposited in the Collec-tion Account and the Notes and Certificates shall be paid in accordance with Section 4.6 of the Sale and Servicing Agreement.

                    SECTION 6.6. Reports by Indenture Trustee to Noteholders. The Indenture Trustee shall deliver to each Noteholder such information prepared by the Servicer pursuant to Section 3.10 of the Sale and Servicing Agree-ment as may be required to enable such Noteholder to prepare its federal and State income tax returns.

                    SECTION 6.7. Compensation and Indemnity. (a) The Issuer shall, or shall cause the Administrator to, pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensa-tion of a trustee of an express trust. The Issuer shall, or shall cause the Administrator to, reimburse the Inden-ture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall, or shall cause the Administrator to, indem-nify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Inden-ture Trustee shall notify the Issuer and the Administra-tor promptly of any claim for which it may seek indemni-ty. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall, or shall cause the Administrator to, defend any such claim, and the Indenture Trustee may have sepa-rate counsel and the Issuer shall, or shall cause the Administrator to, pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnity against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

                    (b)  The Issuer's payment obligations to the
          Indenture Trustee pursuant to this Section 6.7 shall survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(iv) or (v) with re-spect to the Issuer, the expenses are intended to consti-tute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.

                    SECTION 6.8.  Replacement of Indenture Trustee.
          (a) No resignation or removal of the Indenture Trustee, and no appointment of a successor Indenture Trustee, shall become effective until the acceptance of appoint-ment by the successor Indenture Trustee pursuant to this
          Section 6.8. The Indenture Trustee may resign at any time by so notifying the Issuer. The Noteholders of Notes evidencing not less than a majority in principal amount of the Notes Outstanding may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Issuer and may appoint a successor Inden-ture Trustee. The Issuer shall remove the Indenture Trustee if:

                          (i)  the Indenture Trustee fails to com-
                    ply with Section 6.11;

                          (ii) an Insolvency Event occurs with
                    respect to the Indenture Trustee;

                          (iii)  a receiver or other public offi-
                    cer takes charge of the Indenture Trustee or its property; or

                          (iv)  the Indenture Trustee otherwise
                    becomes incapable of acting.

          If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being re-ferred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

                    (b)  Any successor Indenture Trustee shall
          deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Inden-ture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trust-ee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

                    (c) If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Noteholders of Notes evidencing not less than a majority in principal amount of the Notes Outstanding may petition any court of compe-tent jurisdiction for the appointment of a successor Indenture Trustee. If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

                    (d)  Notwithstanding the replacement of the
          Indenture Trustee pursuant to this Section 6.8, the obligations of the Issuer and the Administrator under
          Section 6.7 shall continue for the benefit of the retir-ing Indenture Trustee.

                    SECTION 6.9.  Successor Indenture Trustee by
          Merger. (a) If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantial-ly all its corporate trust business or assets to, another corporation or banking association, the resulting, sur-viving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided that such corporation or banking asso-ciation shall be otherwise qualified and eligible under
          Section 6.11. The Indenture Trustee shall provide the Rating Agencies with prior written notice of any such transaction.

                    (b)  In case at the time such successor or
          successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenti-cated but not delivered, any such successor to the Inden-ture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee. In all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

                    SECTION 6.10.  Appointment of Co-Indenture
          Trustee or Separate Indenture Trustee. (a) Notwith-standing any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Indenture Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver an instrument to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Indenture Trust Estate, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

                    (b)  Every separate trustee and co-trustee
          shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                          (i)  all rights, powers, duties and ob-
                    ligations conferred or imposed upon the Inden-ture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee shall not be authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or un-qualified to perform such act or acts, in which event such rights, powers, duties and obliga-tions (including the holding of title to the Indenture Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                          (ii)  no trustee hereunder shall be per-
                    sonally liable by reason of any act or omission of any other trustee hereunder; and

                          (iii)  the Indenture Trustee may at any
                    time accept the resignation of or remove any separate trustee or co-trustee.

                    (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trust-ees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this
          Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

                    (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                    SECTION 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trust-ee or its parent shall have a combined capital and sur-plus of at least $50,000,000 as set forth in its most recent published annual report of condition and shall have a long-term debt rating of investment grade by each of the Rating Agencies or shall otherwise be acceptable to each of the Rating Agencies. The Indenture Trustee shall comply with TIA Section 310(b).

                    SECTION 6.12.  Preferential Collection of
          Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                              End of Article VI


                                 ARTICLE VII

                        NOTEHOLDERS' LISTS AND REPORTS

                    SECTION 7.1.  Issuer To Furnish Indenture
          Trustee Names and Addresses of Noteholders. The Issuer shall furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date and (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as (i) the Indenture Trustee is the Note Registrar or
          (ii) the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished.

                    SECTION 7.2.  Preservation of Information;
          Communications to Noteholders. (a) The Indenture Trust-ee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Inden-ture Trustee as provided in Section 7.1 and the names and addresses of Noteholders received by the Indenture Trust-ee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so fur-nished.

                    (b)  Noteholders may communicate pursuant to
          TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. Upon receipt by the Indenture Trustee of any request by three or more Noteholders or by one or more Noteholders of Notes evidencing not less than 25% of the Notes Out-standing to receive a copy of the current list of Noteholders (whether or not made pursuant to TIA Sec-tion 312(b)), the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administra-tor a copy of such request and a copy of the list of Noteholders produced in response thereto.

                    (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section
          312(c).

                    SECTION 7.3.  Reports by Issuer.  (a)  The
          Issuer shall:

                          (i)  file with the Indenture Trustee,
                    within fifteen (15) days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the infor-mation, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                          (ii)  file with the Indenture Trustee
                    and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compli-ance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regula-tions; and

                          (iii)  supply to the Indenture Trustee
                    (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Sec-tion 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) and by rules and regula-tions prescribed from time to time by the Com-mission.

                    (b)  Unless the Issuer otherwise determines,
          the fiscal year of the Issuer shall correspond to the calendar year.

                    SECTION 7.4.  Reports by Indenture Trustee.
          (a) If required by TIA Section 313(a), within sixty (60) days after each March 31, beginning with March 31, ____, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

                    (b) A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                              End of Article VII



                                 ARTICLE VIII

                     ACCOUNTS, DISBURSEMENTS AND RELEASES

                    SECTION 8.1. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trust-ee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assis-tance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the Sale and Servicing Agreement. The Indenture Trustee shall apply all such money received by it as provided in this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or perfor-mance under any agreement or instrument that is part of the Indenture Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a De-fault or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

                    SECTION 8.2.  Trust Accounts[, the Reserve
          Account and the Yield Supplement Account]. (a) On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain the Trust Accounts[, the Reserve Account and the Yield Supplement Account] as provided in Sections 4.1[, 4.7 and 5.1, respectively,] of the Sale and Servicing Agreement.

                    (b) On or before each Distribution Date, the Servicer shall deposit all Available Funds with respect to the preceding Collection Period in the Collection Account as provided in Section 4.2 of the Sale and Ser-vicing Agreement. On or before each Distribution Date, all amounts required to be deposited in the Note Payment Account with respect to the preceding Collection Period pursuant to Sections 4.6 [and 4.7] of the Sale and Ser-vicing Agreement shall be withdrawn by the Indenture Trustee from the Collection Account [and/or the Reserve Account] and deposited to the Note Payment Account for payment to Noteholders on such Distribution Date.

                    (c) On each Distribution Date and Redemption Date, the Indenture Trustee (or any other Note Paying Agent) shall distribute all amounts deposited in the Note Payment Account pursuant to paragraph (b) above to Noteholders in respect of the Notes to the extent of amounts payable on the Notes for principal and interest in the following amounts and in the following order of priority (except as otherwise provided in Section 5.4(b)):

                    (i)   the [Accrued Note Interest], to the
               Noteholders; provided that if there are not suffi-cient funds received to pay the entire amount of the [Accrued Note Interest], the amounts so received shall be applied to the payment of such interest on the Notes on a pro rata basis;

                    (ii)  the Noteholders' Principal Payment
               Amount, to the Noteholders [of the Class A-1 Notes] until the principal amount of the outstanding [Class A-1] Notes is reduced to zero; provided that if there are not sufficient funds received to pay the principal amount of the outstanding [Class A-1] Notes, the amounts so received shall be applied to the payment of principal on the [Class A-1] Notes on a pro rata basis;

                    [(iii)  the Noteholders' Principal
               Payment Amount, to the Noteholders of the Class A-2 Notes until the principal amount of the outstanding Class A-2 Notes is reduced to zero; provided that if there are not sufficient funds received to pay the principal amount of the outstanding Class A-2 Notes, the amounts so received shall be applied to the payment of principal on the Class A-2 Notes on a pro rata basis; and]

                    [(iv) the Noteholders' Principal Payment
               Amount, to the Noteholders of the Class A-3 Notes until the principal amount of the outstanding Class A-3 Notes is reduced to zero; provided that if there are not sufficient funds received to pay the princi-pal amount of the outstanding Class A-3 Notes, the amounts so received shall be applied to the payment of principal on the Class A-3 Notes on a pro rata basis.]

                    SECTION 8.3.  General Provisions Regarding
          Accounts. (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Collection Account[, the Reserve Account and the Yield Supplement Account] shall be in-vested by the Indenture Trustee at the direction of the Servicer in Permitted Investments as provided in Sections 4.1[, 4.7 and 5.1] of the Sale and Servicing Agreement. All income or other gain (net of losses and investment expenses) from investments of monies deposited in the Collection Account[, the Reserve Account and the Yield Supplement Account] shall be withdrawn by the Indenture Trustee from such accounts[ (but only under the circum-stances set forth in the Sale and Servicing Agreement in the case of the Reserve Account and the Yield Supplement Account)] and distributed as provided in Sections 4.1,
          4.7 and 5.1 of the Sale and Servicing Agreement. The Servicer shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts [or in the Reserve Account or the Yield Supplement Account] unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direc-tion to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

                    (b) Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts [or in the Reserve Account or the Yield Supplement Account] result-ing from any loss on any Permitted Investment included therein, except for losses attributable to the Indenture Trustee's failure to make payments on such Permitted Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

                    (c) If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Collection Account[, the Reserve Account or the Yield Supplement Account] to the Indenture Trustee by 11:00 a.m. New York Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on the Business Day preceding each Distribution Date or (ii) to the knowledge of a Trustee Officer of the Indenture Trustee, a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2 or
          (iii) if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Indenture Trust Estate are being applied in accordance with Section 5.4 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account[, the Reserve Account or the Yield Supplement Account, as the case may be,] in one or more Permitted Investments described in clause (b) of the definition thereof.

                    SECTION 8.4.  Release of Indenture Trust Es-
          tate. (a) Subject to the payment of its fees and ex-penses pursuant to Section 6.7, the Indenture Trustee may, and when required by the provisions of this Inden-ture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provi-sions of this Indenture. No party relying upon an in-strument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Inden-ture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

                    (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.7 have been paid in full, release any remaining portion of the Indenture Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.4(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

                    (c)  Each Noteholder or Note Owner, by its
          acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, acknowledges that from time to time the Indenture Trustee shall release the lien of this Indenture on any Receivable to be sold to (i) the Sellers in accordance with Section 2.4 of the Sale and Servicing Agreement and (ii) to the Servicer in accor-dance with Section 3.7 of the Sale and Servicing Agree-ment.

                    SECTION 8.5. Opinion of Counsel. The Inden-ture Trustee shall receive at least seven (7) days notice when requested by the Issuer to take any action pursuant to Section 8.4(a), accompanied by copies of any instru-ments involved, and the Indenture Trustee shall also require, except in connection with any action contemplat-ed by Section 8.4(c), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Indenture Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connec-tion with any such action.


                                  ARTICLE IX

                           SUPPLEMENTAL INDENTURES

                    SECTION 9.1. Supplemental Indentures Without Consent of Noteholders. (a) Without the consent of the Noteholders but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

                          (i)  to correct or amplify the descrip-
                    tion of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject-ed to the lien of this Indenture, or to subject to the lien of this Indenture additional prop-erty;

                          (ii)  to evidence the succession, in
                    compliance with the applicable provisions here-of, of another Person to the Issuer, and the assumption by any such successor of the cove-nants of the Issuer herein and in the Notes contained;

                          (iii)  to add to the covenants of the
                    Issuer, for the benefit of the Noteholders, or to surrender any right or power herein con-ferred upon the Issuer;

                          (iv)  to convey, transfer, assign, mort-
                    gage or pledge any property to or with the Indenture Trustee;

                          (v)  to cure any ambiguity, to correct
                    or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any sup-plemental indenture or to make any other provi-sions with respect to matters or questions arising under this Indenture or under any sup-plemental indenture; provided that such action shall not materially adversely affect the in-terests of the Noteholders;

                          (vi)  to evidence and provide for the
                    acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facili-tate the administration of the trusts hereunder by more than one trustee, pursuant to the re-quirements of Article VI; or

                          (vii)  to modify, eliminate or add to
                    the provisions of this Indenture to such extent as shall be necessary to affect the qualifica-tion of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provi-sions as may be expressly required by the TIA.

                    The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipu-lations that may be therein contained.

                    (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Noteholders but with prior notice to the Rating Agencies, enter into an indenture or inden-tures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder, (ii) the Rating Agency Condition shall have been satisfied with respect to such action and (iii) such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be characterized for federal or any then Applicable Tax State income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the federal or any then Applicable Tax State income taxation of any Notes Out-standing or outstanding Certificates or any Noteholder or Certificateholder.

                    SECTION 9.2.   Supplemental Indentures with
          Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that (i) the Rating Agency Condition shall have been satisfied with respect to such action and (ii) such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be characterized for federal or any then Applicable Tax State income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the federal or any then Applicable Tax State income taxation of any Notes Outstanding or outstanding Certifi-cates or any Noteholder or Certificateholder; and provid-ed, further, that no such supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby:

                          (i)  change the Final Scheduled Distri-
                    bution Date or the date of payment of any in-stallment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provi-sions of this Indenture relating to the appli-cation of collections on, or the proceeds of the sale of, the Indenture Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption
                    Date);

                          (ii)  reduce the percentage of the prin-
                    cipal amount of the Notes Outstanding, the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain pro-visions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                          (iii)  modify or alter the provisions of
                    the proviso to the definition of the term "Out-standing";

                          (iv)  reduce the percentage of the prin-
                    cipal amount of the Notes Outstanding required to direct the Indenture Trustee to sell or liquidate the Indenture Trust Estate pursuant to Section 5.4 if the proceeds of such sale or liquidation would be insufficient to pay the principal amount and accrued but unpaid inter-est on the Notes;

                          (v)  modify any provision of this Inden-
                    ture specifying a percentage of the aggregate principal amount of the Notes necessary to amend this Indenture or the other Basic Docu-ments except to increase any percentage speci-fied herein or to provide that certain addi-tional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

                          (vi)  modify any of the provisions of
                    this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calcu-lation) or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes con-tained herein; or

                          (vii)  permit the creation of any lien
                    ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Indenture Trust Estate or, except as other-wise permitted or contemplated herein, termi-nate the lien of this Indenture on any such collateral at any time subject hereto or de-prive any Noteholder of the security provided by the lien of this Indenture.

          The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supple-mental indenture and any such determination shall be conclusive upon the Noteholders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

                    It shall not be necessary for any Act of Noteholders under this Section 9.2 to approve the partic-ular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the sub-stance thereof.

                    Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.2, the Indenture Trustee shall mail to the Noteholders of the Notes to which such amend-ment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                    SECTION 9.3. Execution of Supplemental Inden-tures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this
          Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution and delivery of such supplemental indenture have been satis-fied. The Indenture Trustee may, but shall not be obli-gated to, enter into any such supplemental indenture that affects the Indenture Trustee s own rights, duties, liabilities or immunities under this Indenture or other-wise.

                    SECTION 9.4. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obliga-tions, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modi-fications and amendments, and all the terms and condi-tions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                    SECTION 9.5. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supple-mental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

                    SECTION 9.6. Reference in Notes to Supplemen-tal Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be pre-pared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Out-standing Notes.

                              End of Article IX


                                  ARTICLE X

                             REDEMPTION OF NOTES

                    SECTION 10.1. Redemption. (a) The Notes are subject to redemption in whole, but not in part, at the direction of the Servicer pursuant to Section 9.1(a) of the Sale and Servicing Agreement, on any Distribution Date on which the Servicer exercises its option to pur-chase the assets of the Issuer pursuant to such Section 9.1(a), and the amount paid by the Servicer shall be treated as collections of Receivables and applied to pay the unpaid principal amount of the Notes and the Certifi-cate Balance of the Certificates plus accrued and unpaid interest thereon. The Servicer or the Issuer shall furnish the Rating Agencies and the Noteholders notice of such redemption. If the Notes are to be redeemed pursu-ant to this Section 10.1(a), the Servicer or the Issuer shall furnish notice of such election to the Indenture Trustee not later than twenty (20) days prior to the Redemption Date and the Issuer shall deposit by 10:00 A.M. (New York City time) on the Redemption Date with the Indenture Trustee in the Note Payment Account the Redemp-tion Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date.

                    (b) In the event that the assets of the Issuer are sold pursuant to Section 9.2 of the Trust Agreement, all amounts on deposit in the Note Payment Account shall be paid to the Noteholders up to the unpaid principal amount of the Notes and all accrued and unpaid interest thereon. If the amounts in the Note Payment Account are to be paid to Noteholders pursuant to this Section 10.1(b), the Servicer or the Issuer shall, to the extent practicable, furnish notice of such event to the Inden-ture Trustee not later than twenty (20) days prior to the Redemption Date, whereupon all such amounts shall be payable on the Redemption Date.

                    SECTION 10.2.  Form of Redemption Notice.
          Notice of redemption under Section 10.1(a) shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted promptly following receipt of notice from the Issuer or Servicer pursuant to Section 10.1(a), but not later than ten (10) days prior to the applicable Redemption Date, to each Noteholder as of the close of business on the Record Date preceding the applicable Redemption Date, at such Noteholder s address or facsimile number appearing in the Note Register.

                    All notices of redemption shall state:

                         (i)  the Redemption Date;

                         (ii) the Redemption Price; and

                         (iii)  the place where such Notes are to
                      be surrendered for payment of the Redemption
                      Price (which shall be the office or agency of the Issuer to be maintained as provided in
                      Section 3.2).

          Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any other Note.

                    SECTION 10.3.  Notes Payable on Redemption
          Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Section 10.1(a)), shall on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculat-ing the Redemption Price.

                               End of Article X


                                  ARTICLE XI

                                MISCELLANEOUS

                    SECTION 11.1.  Compliance Certificates and
          Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certif-icate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Coun-sel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and
          (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.1, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no addition-al certificate or opinion need be furnished.

                    Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                    (A)  a statement that each signatory of such
               certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                    (B)  a brief statement as to the nature and
               scope of the examination or investigation upon which the statements or opinions contained in such certif-icate or opinion are based;

                    (C) a statement that, in the opinion of each such signatory, such signatory has made such exami-nation or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (D) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

                    (b)(i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trust-ee that is to be made the basis for the release of any property or securities subject to the lien of this Inden-ture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Inden-ture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

                         (ii)  Whenever the Issuer is required to
                    furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters de-scribed in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Inde-pendent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such secu-rities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is ten percent (10%) or more of the principal amount of the Notes Outstanding, but such a certifi-cate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the re-lated Officer's Certificate is less than $25,000 or less than one percent (1%) of the principal amount of the Notes Outstanding.

                         (iii)  Whenever any property or securities
                    are to be released from the lien of this Inden-ture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each per-son signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not im-pair the security under this Indenture in con-travention of the provisions hereof.

                         (iv)  Whenever the Issuer is required to
                    furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters de-scribed in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Inde-pendent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securi-ties released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause
                    (iv), equals ten percent (10%) or more of the principal amount of the Notes Outstanding, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent (1%) of the principal amount of the Notes Outstanding.

                         (v)  Notwithstanding Section 2.10 or any
                    other provisions of this Section 11.1, the Issuer may, without compliance with the re-quirements of the other provisions of this
                    Section 11.1, (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Trust Accounts[, the Reserve Account and the Yield Supplement Ac-count] as and to the extent permitted or re-quired by the Basic Documents.

                    SECTION 11.2. Form of Documents Delivered to Indenture Trustee. (a) In any case where several mat-ters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                    (b)  Any certificate or opinion of an Autho-
          rized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certifi-cate or opinion is based are erroneous. Any such certif-icate of an Authorized Officer or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Sellers, the Administrator or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Sellers, the Administrator or the Issuer, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                    (c) Where any Person is required to make, give or execute two or more applications, requests, comments, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consoli-dated and form one instrument.

                    (d) Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compli-ance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such appli-cation or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such appli-cation granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be con-strued to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

                    SECTION 11.3. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, con-sent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are deliv-ered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied herein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.3.

                    (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

                    (c) The ownership of Notes shall be proved by the Note Register.

                    (d) Any request, demand, authorization, direc-tion, notice, consent, waiver or other action by the Noteholder of any Notes shall bind the Noteholder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

                    SECTION 11.4.  Notices, etc., to Indenture
          Trustee, Issuer and Rating Agencies. Any request, de-mand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

                         (i)  the Indenture Trustee by any
                    Noteholder, the Servicer, the Administrator or the Issuer shall be sufficient for every pur-pose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust office; or

                         (ii)  the Issuer by the Indenture Trustee
                    or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: NationsBank Auto Owner Trust ____-_, in care of
                    ______________________, Delaware, _______,
                    Attention: ____________] Corporate Trust De-partment, with a copy to the Administrator at [NationsBank, N.A., 100 North Tryon Street, NC1-007-__-__, Charlotte, North Carolina, 28255, Attention: ___________, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Adminis-trator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

                    Notices required to be given to the Rating
          Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered, telecopied or mailed by certified mail, return receipt requested, to (i) in the case of Moody's, at the follow-ing address: Moody's Investors Service, Inc., ABS Moni-toring Department, 99 Church Street, New York, New York 10007 and (ii) in case of Standard & Poor's, at the following address: Standard & Poor's Ratings Group, 26 Broadway (15th Floor), New York, New York 10004, Atten-tion: Asset Backed Surveillance Department.

                    SECTION 11.5.  Notices to Noteholders; Waiver.
          (a) Where this Indenture provides for notice to Noteholders of any event, such notice shall be suffi-ciently given (unless otherwise herein expressly provid-ed) if in writing and mailed, first-class, postage pre-paid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, nei-ther the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

                    (b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equiva-lent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

                    (c)  In case, by reason of the suspension of
          regular mail service as a result of a strike, work stop-page or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

                    (d) Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created here-under, and shall not under any circumstance constitute a Default or Event of Default.

                    SECTION 11.6.  Alternate Payment and Notice
          Provisions. Notwithstanding any provision of this Inden-ture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Note Paying Agent to such Noteholder, that is different from the methods provided for in this Inden-ture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

                    SECTION 11.7.  Conflict with Trust Indenture
          Act. If any provision hereof limits, qualifies or con-flicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                    The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provi-sions automatically deemed included herein unless ex-pressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically con-tained herein.

                    SECTION 11.8. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                    SECTION 11.9.  Successors and Assigns.  All
          covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its suc-cessors, co-trustees and agents.

                    SECTION 11.10.  Separability.  In case any
          provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legali-ty, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                    SECTION 11.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Indenture Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                    SECTION 11.12.  Legal Holidays.  In any case
          where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrued for the period from and after any such nominal date.

                    SECTION 11.13. Governing Law. This Indenture shall be construed in accordance with the laws of the State of New York.

                    SECTION 11.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                    SECTION 11.15.  Recording of Indenture.  If
          this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effect-ed by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

                    SECTION 11.16. Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its indi-vidual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity), and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of
          Article VI, VII and VIII of the Trust Agreement.

                    SECTION 11.17.  No Petition.  The Indenture
          Trustee, by entering into this Indenture, and each Noteholder or Note Owner, by accepting a Note or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenant and agree that they will not at any time institute against the General Partner or the Issuer, or join in any institution against the General Partner or the Issuer of, any bankruptcy, reorganization, arrange-ment, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obliga-tions relating to the Notes, this Indenture or any of the other Basic Documents.

                    SECTION 11.18. Inspection. The Issuer agrees that, with reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, financ-es and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably re-quested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such informa-tion except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.


                    IN WITNESS WHEREOF, the Issuer and the Inden-ture Trustee have caused this Indenture to be duly exe-cuted by their respective officers, thereunto duly autho-rized and duly attested, all as of the day and year first above written.

                                   NATIONSBANK AUTO OWNER TRUST __-__

                                   By:                           ,
                                        not in its individual
                                        capacity but solely as Owner
                                        Trustee

                                        By:
                                            Name:
                                            Title:

                                                            ,
                                   not in its individual
                                   capacity but solely as
                                   Indenture Trustee

                                   By:
                                       Name:
                                       Title:


          STATE OF NEW YORK             )
                                        ) ss.:
          COUNTY OF NEW YORK            )

                    BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day
          personally appeared              , known to me to be the
          person and officer whose name is subscribed to the fore-going instrument and acknowledged to me that the same was the act of the said NATIONSBANK AUTO OWNER TRUST ____-_, a Delaware business trust, for the purpose and consider-ation therein expressed, and in the capacities therein stated.

                    GIVEN UNDER MY HAND AND SEAL OF OFFICE, this day of ________, ____.


                                        Notary Public in and for
                                        the State of New York.

          [Seal]

          My commission expires:




          STATE OF NEW YORK             )
                                             ) ss.:
          COUNTY OF NEW YORK       )

                    BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day
          personally appeared              , known to me to be the
          person and officer whose name is subscribed to the fore-going instrument and acknowledged to me that the same was the act of ________________, a _________ banking corpora-
          tion, and that such person executed the same as the act of said corporation for the purpose and consideration therein stated.

                    GIVEN UNDER MY HAND AND SEAL OF OFFICE, this day of __________, _____.


                                        Notary Public in and for
                                        the State of New York.

          [Seal]

          My commission expires:




                                                        EXHIBIT A-1

                          [FORM OF [CLASS A-1] NOTE]

          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESEN-TATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPO-RATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRA-TION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTA-TIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRE-SENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE
     AMOUNT SHOWN ON THE FACE HEREOF.

          REGISTERED                                        $_____

          No.                                   CUSIP NO.__________

                    NATIONSBANK AUTO OWNER TRUST _____-__

                     ____% [CLASS A-1] ASSET BACKED NOTES

                    NationsBank Auto Owner Trust _____-__, a busi-ness trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _____________________ DOLLARS payable on each Distribu-tion Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $[INSERT INITIAL PRINCIPAL AMOUNT OF NOTE] and the denom-inator of which is $_______________ by (ii) the aggregate amount, if any, payable to [Class A-1] Noteholders on such Distribution Date from the Note Payment Account in respect of principal on the Notes pursuant to Section 3.1 of the Indenture dated as of _______ __, ____, (as from time to time amended, supplemented or otherwise modified and in effect, the "Indenture") between the Issuer and __________, a ___________ banking corporation, as Inden-ture Trustee (in such capacity the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the ____________ Distribution Date (the "[Class A-1] Final Scheduled Distribution Date") and the Redemption Date, if any, pursuant to Section 10.1(a) of the Indenture. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

                    The Issuer shall pay interest on this Note at a rate per annum of ____% (the "Class A-! Rate") on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distri-bution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Note will accrue for each Distribution Date from and including the previous Distribution Date (or, in the case of the initial Distri-bution Date, from the Closing Date) to but excluding such Distribution Date (each, an "Accrual Period"). Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

                    The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provid-ed above and then to the unpaid principal of this Note.

                    Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                    Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]


                    IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

          Date:

                                   NATIONSBANK AUTO OWNER TRUST ____-_,

                                   By:                                ,
                                        not in its individual capacity
                                        but solely as Owner Trustee
                                        under the Trust Agreement

                                        By:
                                             Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes designated above and referred to in the within-mentioned Indenture.

          Date:
                                   _____________________________,
                                   not in its individual capacity but
                                   solely as Indenture Trustee

                                   By:  ___________________________
                                        Authorized Officer


                              [REVERSE OF NOTE]

                    This Note is one of a duly authorized issue of Notes of the Issuer, designated as its _____% [Class A-1] Asset Backed Notes (the "[Class A-1] Notes") which[, together with the Issuer's _____% Class A-2 Asset Backed Notes (the "Class A-2 Notes") and _____% Class A-3 Asset Backed Notes (the "Class A-3 Notes" and, together with the [Class A-1] Notes and the Class A-2 Notes, the "Notes"),] are issued under the Indenture, to which Indenture and all indentures supplemental thereto refer-ence is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

                    The [Class A-1] Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. [The [Class A-1] Notes are senior in right of payment to the Class A-2 Notes and the Class A-3 Notes as and to the extent pro-vided in the Indenture.]

                    Principal of the [Class A-1] Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the _________ day of each month, or, if any such day is not a Business Day, the next succeeding Business Day, commenc-ing _________ __, _____.

                    As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the [Class A-1] Final Scheduled Distribution Date and the Redemption Date, if any, pursu-ant to Section 10.1(a) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the [Class A-1] Notes shall be made pro rata to the Noteholders entitled thereto.

                    Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Noteholder of the Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), pay-ments will be made by wire transfer in immediately avail-able funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled there-to at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this
         Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Noteholder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distri-bution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

                   The Issuer shall pay interest on overdue in-stallments of interest at the [Class A-1][interest] Rate to the extent lawful.

                   As provided in the Indenture, the Notes may be redeemed, in whole or in part, in the manner and to the extent described in the Indenture and the Sale and Ser-vicing Agreement.

                   As provided in the Indenture, and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or such Noteholder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, and thereupon one or more new Notes of authorized denominations and in the same aggregate prin-cipal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum suffi-cient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

                   Each Noteholder or Note Owner, by its accep-tance of a Note or, in the case of a Note Owner, a bene-ficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing deliv-ered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee, each in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee, each in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

                    Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the General Partner or the Issuer, or join in any institution against the General Partner or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obliga-tions relating to the Notes, the Indenture or the other Basic Documents.

                    The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Indenture Trust Estate. Each Noteholder, by its acceptance of a Note (and each Note Owner by its accep-tance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebted-ness of the Issuer.

                    Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

                    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modi-fication of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders of Notes evidencing not less than a majority of the princi-pal amount of the Notes Outstanding. The Indenture also contains provisions permitting the Noteholders of Notes evidencing specified percentages of the principal amount of the Notes Outstanding, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.

                    The term "Issuer", as used in this Note, in-cludes any successor to the Issuer under the Indenture.

                    The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

                    The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                    This Note and the Indenture shall be governed by, and construed in accordance with the laws of the State of New York.

                    No reference herein to the Indenture, and no provision of this Note or of the Indenture, shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

                    Anything herein to the contrary notwithstand-ing, except as expressly provided in the Basic Documents, none of ________________, in its individual capacity, ______________________ in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, offi-cers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal or of interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Noteholder of this Note, by his acceptance hereof, agrees that, except as express-ly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.


                                  ASSIGNMENT

          Social Security or taxpayer I.D. or other identifying number of assignee:


                    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:


                        (name and address of assignee)

          the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

          Dated:                                                 */
                                        Signature Guaranteed

                                                                 */



          */ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar.


                                                        EXHIBIT A-2

                           [FORM OF CLASS A-2 NOTE]

          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESEN-TATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPO-RATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRA-TION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTA-TIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRE-SENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE
          AMOUNT SHOWN ON THE FACE HEREOF.

          REGISTERED                                        $_____

          No.                                   CUSIP NO.__________

                    NATIONSBANK AUTO OWNER TRUST _____-__

                      ____% CLASS A-2 ASSET BACKED NOTES

                    NationsBank Auto Owner Trust _____-__, a busi-ness trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _____________________ DOLLARS payable on each Distribu-tion Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $[INSERT INITIAL PRINCIPAL AMOUNT OF NOTE] and the denom-inator of which is $_______________ by (ii) the aggregate amount, if any, payable to Class A-2 Noteholders on such Distribution Date from the Note Payment Account in re-spect of principal on the Notes pursuant to Section 3.1 of the Indenture dated as of _______ __, ____, (as from time to time amended, supplemented or otherwise modified and in effect, the "Indenture") between the Issuer and __________, a ___________ banking corporation, as Inden-ture Trustee (in such capacity the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the ____________ Distribution Date (the "Class A-2 Final Scheduled Distribution Date") and the Redemp-tion Date, if any, pursuant to Section 10.1(a) of the Indenture. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applica-ble herein.

                    The Issuer shall pay interest on this Note at a rate per annum equal to ___% (the "Class A-2 Rate") on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distri-bution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Note will accrue for each Distribution Date from and including the previous Distribution Date (or, in the case of the initial Distri-bution Date, from the Closing Date) to but excluding such Distribution Date (each, an "Accrual Period"). Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

                    The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provid-ed above and then to the unpaid principal of this Note.

                    Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                    Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]


                    IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

          Date:

                                   NATIONSBANK AUTO OWNER TRUST ___-_,

                                   By:                                ,
                                        not in its individual capacity
                                        but solely as Owner Trustee
                                        under the Trust Agreement

                                        By:
                                             Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes designated above and referred to in the within-mentioned Indenture.

          Date:
                                   _____________________________,
                                   not in its individual capacity but
                                   solely as Indenture Trustee

                                   By:  ___________________________
                                        Authorized Officer


                              [REVERSE OF NOTE]

                    This Note is one of a duly authorized issue of Notes of the Issuer, designated as its _____% Class A-2 Asset Backed Notes (the "Class A-2 Notes") which, togeth-er with the Issuer's _____% [Class A-1] Asset Backed Notes (the "[Class A-1] Notes") and _____% Class A-3 Asset Backed Notes (the "Class A-3 Notes" and, together with the [Class A-1] Notes and the Class A-2 Notes, the "Notes"), are issued under the Indenture, to which Inden-ture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

                    The Class A-2 Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. The Class A-2 Notes are subordinated in right of payment to the [Class A-1] Notes and senior in right of payment to the Class A-3 Notes, each as and to the extent provided in the Inden-ture.

                    Principal of the Class A-2 Notes will be pay-able on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the _________ day of each month, or, if any such day is not a Business Day, the next succeeding Business Day, commencing _________ __, _____.

                    As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-2 Final Scheduled Distribution Date and the Redemption Date, if any, pursu-ant to Section 10.1(a) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Noteholders entitled thereto.

                    Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Noteholder of the Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), pay-ments will be made by wire transfer in immediately avail-able funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled there-to at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Noteholder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distri-bution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

                    The Issuer shall pay interest on overdue in-stallments of interest at the Class A-2 Rate to the extent lawful.

                    As provided in the Indenture, the Notes may be redeemed, in whole or in part, in the manner and to the extent described in the Indenture and the Sale and Ser-vicing Agreement.

                    As provided in the Indenture, and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or such Noteholder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, and thereupon one or more new Notes of authorized denominations and in the same aggregate prin-cipal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum suffi-cient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

                    Each Noteholder or Note Owner, by its accep-tance of a Note or, in the case of a Note Owner, a bene-ficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing deliv-ered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee, each in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee, each in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

                    Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the General Partner or the Issuer, or join in any institution against the General Partner or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or State bankruptcy or similar law in connection with any obliga-tions relating to the Notes, the Indenture or the other Basic Documents.

                    The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, State and local income, and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Indenture Trust Estate. Each Noteholder, by its acceptance of a Note (and each Note Owner by its accep-tance of a beneficial interest in a Note), agrees to treat the Notes for federal, State and local income, single business and franchise tax purposes as indebted-ness of the Issuer.

                    Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

                    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modi-fication of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders of Notes evidencing not less than a majority of the princi-pal amount of the Notes Outstanding. The Indenture also contains provisions permitting the Noteholders of Notes evidencing specified percentages of the principal amount of the Notes Outstanding, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.

                    The term "Issuer", as used in this Note, in-cludes any successor to the Issuer under the Indenture.

                    The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

                    The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                    This Note and the Indenture shall be governed by, and construed in accordance with the laws of the State of New York.

                    No reference herein to the Indenture, and no provision of this Note or of the Indenture, shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

                    Anything herein to the contrary notwithstand-ing, except as expressly provided in the Basic Documents, none of ________________, in its individual capacity, ______________________ in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, offi-cers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal or of interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Noteholder of this Note, by his acceptance hereof, agrees that, except as express-ly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.


                                  ASSIGNMENT

          Social Security or taxpayer I.D. or other identifying number of assignee:


                    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:


                        (name and address of assignee)

          the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

          Dated:                                                 */
                                        Signature Guaranteed

                                                                 */



          */ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar.


                                                        EXHIBIT A-3

                           [FORM OF CLASS A-3 NOTE]

          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESEN-TATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPO-RATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRA-TION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTA-TIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRE-SENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE
          AMOUNT SHOWN ON THE FACE HEREOF.

          REGISTERED                                        $_____

          No.                                   CUSIP NO.__________

                    NATIONSBANK AUTO OWNER TRUST _____-__

                      ____% CLASS A-3 ASSET BACKED NOTES

                    NationsBank Auto Owner Trust _____-__, a busi-ness trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _____________________ DOLLARS payable on each Distribu-tion Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $[INSERT INITIAL PRINCIPAL AMOUNT OF NOTE] and the denom-inator of which is $_______________ by (ii) the aggregate amount, if any, payable to Class A-3 Noteholders on such Distribution Date from the Note Payment Account in re-spect of principal on the Notes pursuant to Section 3.1 of the Indenture dated as of _______ __, ____, (as from time to time amended, supplemented or otherwise modified and in effect, the "Indenture") between the Issuer and __________, a ___________ banking corporation, as Inden-ture Trustee (in such capacity the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the ____________ Distribution Date (the "Class A-3 Final Scheduled Distribution Date") and the Redemp-tion Date, if any, pursuant to Section 10.1(a) of the Indenture. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applica-ble herein.

                    The Issuer shall pay interest on this Note at a rate per annum equal to ___% (the "Class A-3 Rate") on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distri-bution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Note will accrue for each Distribution Date from and including the previous Distribution Date (or, in the case of the initial Distri-bution Date, from the Closing Date) to but excluding such Distribution Date (each, an "Accrual Period"). Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

                    The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provid-ed above and then to the unpaid principal of this Note.

                    Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                    Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]


                    IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

          Date:

                                   NATIONSBANK AUTO OWNER TRUST ___-_,

                                   By:                                ,
                                        not in its individual capacity
                                        but solely as Owner Trustee
                                        under the Trust Agreement

                                        By:
                                             Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes designated above and referred to in the within-mentioned Indenture.

          Date:
                                   _____________________________,
                                   not in its individual capacity but
                                   solely as Indenture Trustee

                                   By:  ___________________________
                                        Authorized Officer


                              [REVERSE OF NOTE]

                    This Note is one of a duly authorized issue of Notes of the Issuer, designated as its _____% Class A-3 Asset Backed Notes (the "Class A-3 Notes") which, togeth-er with the Issuer's _____% [Class A-1] Asset Backed Notes (the "[Class A-1] Notes") and _____% Class A-2 Asset Backed Notes (the "Class A-2 Notes" and, together with the [Class A-1] Notes and the Class A-3 Notes, the "Notes"), are issued under the Indenture, to which Inden-ture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

                    The Class A-3 Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. The Class A-3 Notes are subordinated in right of payment to the [Class A-1] Notes and the Class A-2 Notes as and to the extent provided in the Indenture.

                    Principal of the Class A-3 Notes will be pay-able on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the _________ day of each month, or, if any such day is not a Business Day, the next succeeding Business Day, commencing _________ __, _____.

                    As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-3 Final Scheduled Distribution Date and the Redemption Date, if any, pursu-ant to Section 10.1(a) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Class A-3 Notes shall be made pro rata to the Noteholders entitled thereto.

                    Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Noteholder of the Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), pay-ments will be made by wire transfer in immediately avail-able funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled there-to at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Noteholder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distri-bution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

                    The Issuer shall pay interest on overdue in-stallments of interest at the Class A-3 Rate to the extent lawful.

                    As provided in the Indenture, the Notes may be redeemed, in whole or in part, in the manner and to the extent described in the Indenture and the Sale and Ser-vicing Agreement.

                    As provided in the Indenture, and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or such Noteholder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, and thereupon one or more new Notes of authorized denominations and in the same aggregate prin-cipal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum suffi-cient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

                    Each Noteholder or Note Owner, by its accep-tance of a Note or, in the case of a Note Owner, a bene-ficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing deliv-ered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee, each in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee, each in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

                    Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the General Partner or the Issuer, or join in any institution against the General Partner or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or State bankruptcy or similar law in connection with any obliga-tions relating to the Notes, the Indenture or the other Basic Documents.

                    The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, State and local income, and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Indenture Trust Estate. Each Noteholder, by its acceptance of a Note (and each Note Owner by its accep-tance of a beneficial interest in a Note), agrees to treat the Notes for federal, State and local income, single business and franchise tax purposes as indebted-ness of the Issuer.

                    Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

                    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modi-fication of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders of Notes evidencing not less than a majority of the princi-pal amount of the Notes Outstanding. The Indenture also contains provisions permitting the Noteholders of Notes evidencing specified percentages of the principal amount of the Notes Outstanding, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.

                    The term "Issuer", as used in this Note, in-cludes any successor to the Issuer under the Indenture.

                    The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

                    The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                    This Note and the Indenture shall be governed by, and construed in accordance with the laws of the State of New York.

                    No reference herein to the Indenture, and no provision of this Note or of the Indenture, shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

                    Anything herein to the contrary notwithstand-ing, except as expressly provided in the Basic Documents, none of ________________, in its individual capacity, ______________________ in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, offi-cers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal or of interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Noteholder of this Note, by his acceptance hereof, agrees that, except as express-ly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.


                                  ASSIGNMENT

          Social Security or taxpayer I.D. or other identifying number of assignee:


                    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:


                        (name and address of assignee)

          the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

          Dated:                                                 */
                                        Signature Guaranteed

                                                                 */



          */ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar.


                                                          EXHIBIT B

                     [FORM OF NOTE DEPOSITORY AGREEMENT]


                                                          SCHEDULE A

                           Schedule of Receivables

              [Provided to the Indenture Trustee at the Closing]





                                                         APPENDIX A

          DEFINITIONS AND USAGE

                                    Usage

                    The following rules of construction and usage shall be applicable to any agreement or instrument that is governed by this Appendix:

                    (a) All terms defined in this Appendix shall have the defined meanings when used in any agreement or instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

                    (b)  As used herein, in any agreement or in-
          strument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such agree-ment, instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such agreement, instrument, certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accept-ed accounting principles as in effect on the date of such agreement or instrument. To the extent that the defini-tions of accounting terms in this Appendix or in any such agreement, instrument, certificate or other document are inconsistent with the meanings of such terms under gener-ally accepted accounting principles, the definitions contained in this Appendix or in any such agreement, instrument, certificate or other document shall control.

                    (c) The words "hereof," "herein," "hereunder" and words of similar import when used in an agreement or instrument refer to such agreement or instrument as a whole and not to any particular provision or subdivision thereof; references in an agreement or instrument to "Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such agreement or instrument; and the term "including" means "including without limitation."

                    (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                    (e) Any agreement, instrument, certificate or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement, instrument, certificate or statute as from time to time amended, modified or supplemented, including (in the case of agreements, instruments or certificate) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements, instruments or certificate) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                 Definitions

                    "Accrual Period" shall mean, with respect to any Distribution Date and any Class of Notes, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, the Closing
          Date) to but excluding such Distribution Date.

                    "Accrued Certificate Interest" shall mean, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Accrued Interest for such
          Distribution Date and the Certificateholders' Interest
          Carryover Shortfall for such Distribution Date.

                    "Accrued Note Interest" shall mean, with re-spect to any Distribution Date, the sum of the Noteholders' Monthly Accrued Interest for such Distribu-tion Date and the Noteholders' Interest Carryover Short-fall for such Distribution Date.

                    "Act" shall have the meaning specified in
          Section 11.3(a) of the Indenture.

                    "Administration Agreement" shall mean the
          Administration Agreement, dated as of _________ __, ____, by and among the Administrator, the Issuer and the Inden-ture Trustee.

                    "Administrator" shall mean NationsBank, N.A., in its capacity as administrator under the Administration Agreement, or any successor Administrator thereunder.

                    "Advance" shall mean the amount, as of the last day of a Collection Period, which the Servir is required to advance on the respective Receivable pursuant to
          Section 4.4 of the Sale and Servicing Agreement.

                    "Advance Reserve Withdrawal" shall mean, as of the last day of the Collection Period and with respect to each Receivable (other than a Defaulted Receivable), the amount withdrawn from the Reserve Account equal to the excess, if any, of (x) the amount of interest due on such Receivable at its applicable Contract Rate, over (y) the interest actually received by the Servicer with respect to such Receivable (whether from the Obligor, [the Yield Supplement Agreement] or payments of the Purchase Amount) during or with respect to such Collection Period .

                    "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or con-trolled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                    "Amount Financed" in respect of a Receivable means the amount advanced under the Receivable and relat-ed costs and shown as such in the contract evidencing such Receivable and as disclosed for federal Truth-in-Lending Act purposes.

                    "Applicable Tax State" shall mean, as of any date of determination, each state as to which any of the following is then applicable: (a) a state in which the Owner Trustee maintains its Corporate Trust Office, (b) a state in which the Owner Trustee maintains its principal executive offices, and (c) a state in which the Servicer regularly conducts servicing and collection operations other than purely ministerial activities and which relate to a material portion of the Receivables.

                    "Authenticating Agent" shall have the meaning specified in Section 2.14 of the Indenture.

                    "Authorized Officer" shall mean, (i) with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for or on behalf of the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplement-ed from time to time thereafter) and, for so long as the Administration Agreement is in full force and effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement; and (ii) with respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of the Indenture Trust-ee or the Owner Trustee, as the case may be, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of the Indenture Trustee or the Owner Trustee, as the case may be, custom-arily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowl-edge of and familiarity with the particular subject and shall also mean, with respect to the Owner Trustee, any officer of the Administrator.

                    "Available Funds" shall mean, for any Distribu-tion Date, the sum of the Available Interest and the Available Principal.

                    "Available Interest" shall mean, with respect to any Distribution Date, [the excess of (a)] the sum of
          (i) Interest Collections for such Distribution Date, [(ii) the Yield Supplement Deposit Amount for such Dis-tribution Date], [(iii) [all Advances][the proceeds of any Advance Reserve Withdrawal] made by the Servicer with respect to such Distribution Date], [(iv) Investment Earnings for such Distribution Date,] [(v) the payments, if any, received under the Interest Rate Cap for such Distribution Date,] [and (vi) the Net Trust Swap Receipt, if any, for such Distribution Date], [over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such Distribution Date].

                    "Available Principal" shall mean, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period:
          (i) that portion of all Collections on the Receivables allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) to the extent attributable to principal, the Purchase Amount received with respect to each Receiv-able repurchased by the Sellers or purchased by the Servicer under an obligation which arose during the related Collection Period; and (iii) all Liquidation Proceeds, to the extent allocable to principal, received during such Collection Period. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

                    "Available Reserve Amount" shall mean, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Account on such Distribution Date [(other than Investment Earnings)] [ less the Certificate Interest Reserve Amount with respect to such Distribution Date, in each case,] before giving effect to any reduc-tion thereto on such Distribution Date.

                    "Balloon Receivable" shall mean monthly payment receivables secured by new or used automobiles or light trucks with a final scheduled payment which is greater by a more than a minimal amount from the preceding fixed level monthly installments.

                    "Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

                    "Basic Documents" shall mean the Certificate of Trust, the Trust Agreement, the Sale and Servicing Agree-ment, the Indenture, the Administration Agreement, [the Yield Supplement Agreement,] the Note Depository Agree-ment, [the Certificate Depository Agreement] and the other documents and certificates delivered in connection therewith.

                    "Benefit Plan" shall have the meaning specified in Section 3.4(b) of the Trust Agreement.

                    ["Book-Entry Certificates" shall mean a benefi-cial interest in the Certificates, ownership and trans-fers of which shall be made through book entries by a Clearing Agency as described in Section 3.11 of the Trust Agreement.]

                    "Book-Entry Notes" shall mean a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.

                    "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Charlotte, North Carolina, Atlanta, Georgia or Dallas, Texas are authorized or obligated by law, regulation or executive order to remain closed.

                    "Business Trust Statute" shall mean Chapter 38
          of Title 12 of the Delaware Code, 12 Delaware Code SECTION 3801 et seq., as amended.

                    "Certificate" shall mean a physical certificate evidencing the beneficial interest of a Certificateholder in the property of the Trust, substantially in the form of Exhibit A or Exhibit B to the Trust Agreement, as applicable. Such certificate shall entitle the Certifi-cateholder thereof to distributions of principal and interest pursuant to the Trust Agreement from collections and other proceeds in respect of the Owner Trust Estate; provided, however, that the Owner Trust Estate has been pledged to the Indenture Trustee to secure payment of the Notes and that the rights of Certificateholders to re-ceive distributions on the Certificates are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement.

                    "Certificate Balance" equals initially, $
            and, thereafter, equals the initial Certificate Bal-ance, reduced by all amounts allocable to principal previously distributed to Certificateholders. [The Certificate Balance shall mean, as the context so re-quires, (i) with respect to all of the Certificates, an amount equal to, initially, the Initial Certificate Balance and, thereafter, an amount equal to the Initial Certificate Balance, reduced by all amounts distributed to the Certificateholders and allocable to principal or
          (ii) with respect to any Certificate, an amount equal to, initially, the initial denomination of such Certificate and, thereafter, an amount equal to such initial denomi-nation, reduced by all amounts distributed in respect of such Certificate and allocable to principal; provided, that in determining whether the Certificateholders of Certificates evidencing the requisite portion or percent-age of the aggregate Certificate Balance have given any request, demand, authorization, direction, notice, con-sent, or waiver hereunder or under any Basic Document, Certificates owned by the Issuer, any other obligor upon the Certificates, the Sellers, the Servicer or any Affil-iate of any of the foregoing Persons shall be disregarded and deemed to be excluded from the Certificate Balance, except that, in determining whether the Indenture Trustee and Owner Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver, only Certificates that a Responsible Officer of the Indenture Trustee, if applicable, and an Authorized Officer of the Owner Trustee with direct responsibility for the administration of the Trust Agree-ment, if applicable, knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as included in the Certificate Balance if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trust-ee, as applicable, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates, the Sellers, the Servicer or any Affiliate of any of the foregoing Persons.]

                    "Certificate Depository Agreement" shall mean the agreement dated the Closing Date, by and among the Trust, the Owner Trustee, the Administrator and The Depository Trust Company, as the initial Clearing Agency, relating to the Certificates, substantially in the form of Exhibit C to the Trust Agreement.

                    "Certificate Distribution Account" shall mean the account established and maintained as such pursuant to Section 4.1(c) of the Sale and Servicing Agreement.

                    ["Certificate Interest Reserve Amount" shall
          mean the lesser of (i) $        less the amount of any
          application of the Certificate Interest Reserve Amount to pay interest on the Certificates on any prior Distribu-
          tion Date and (ii)   % of the Certificate Balance on such
          Distribution Date (before giving effect to any reduction thereof on such Distribution Date)[; provided, however, that the Certificate Interest Reserve Amount shall be zero subsequent to any reduction by any Rating Agency to less than " " or its equivalent, or withdrawal by any Rating Agency, of its rating of [the] [any class of] Notes, unless such rating has been restored].]

                    "Certificate of Trust" shall mean the Certifi-cate of Trust in the form of Exhibit C to the Trust
          Agreement filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

                    ["Certificate Owner" shall mean, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clear-ing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).]

                    "Certificate Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to
          Section 3.9 of the Trust Agreement and shall initially be the Owner Trustee.

                    "Certificate Pool Factor" shall mean, as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the Certificate Balance (after giving effect to any reductions therein to be made on the immediately following Distribution Date) divided by the Initial Certificate Balance. The Certifi-cate Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Certificate Pool Factor will de-cline to reflect reductions in the Certificate Balance.

                    "Certificate Rate" shall mean ____% per annum. Interest with respect to the Certificates shall be com-puted on the basis of a 360-day year consisting of twelve 30-day months for all purposes of this Agreement and the other Basic Documents.

                    "Certificate Register" and "Certificate Regis-trar" shall have the respective meanings specified in
          Section 3.4 of the Trust Agreement.

                    "Certificate Underwriters" shall mean the underwriters named in Schedule I to the Certificate
          Underwriting Agreement.

                    "Certificate Underwriting Agreement" shall mean the Certificate Underwriting Agreement by and among the Sellers, and ___________, as representative of the sever-al Certificate Underwriters.

                    "Certificateholder" shall mean a Person in whose name a Certificate is registered in the Certificate Register.

                    "Certificateholders' Distribution Amount" shall mean, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distribution Amount and the Accrued Certificate Interest.

                    "Certificateholders' Interest Carryover Short-fall" shall mean, with respect to any Distribution Date, the excess of the sum of the Certificateholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall from the close of business on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribu-tion Account on such preceding Distribution Date, plus [thirty (30) days'] interest on such excess, to the extent permitted by law, at the Certificate Rate.

                    "Certificateholders' Monthly Accrued Interest" shall mean, with respect to any Distribution Date, thirty
          (30) days of interest at the Certificate Rate on the Certificate Balance as of the immediately preceding Distribution Date, after giving effect to all distribu-tions of principal to the Certificateholders on or prior to such Distribution Date (or, in the case of the first Distribution Date, __________ (__) days of interest at the Certificate Rate on the Initial Certificate Balance).

                    "Certificateholders' Monthly Principal" shall mean[, with respect to any Distribution Date prior to the Distribution Date, the Certificateholders' Percentage of the Regular Principal.]

                    "Certificateholders' Percentage" shall mean,
          (i) for each Distribution Date to and including the later to occur of (x) the Distribution Date next succeeding the Distribution Date on which the principal amount of the
          Notes is reduced to zero [and (y) the      199  Distribu-
          tion Date], zero, and (ii) for each Distribution Date thereafter to and including the Distribution Date on which the Certificate Balance is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the outstanding Certificate Balance on the Distribution Date immediately preceding the Distribution Date for which the Certificateholders' Percentage is being calculated (after giving effect to all distribu-tions made on such immediately preceding Distribution
          Date) and the denominator of which is the Pool Balance on the last day of the Collection Period second preceding the Distribution Date for which the Certificateholders' Percentage is being calculated, [unless the Reserve
          Account balance is less than [   % of] the Specified
          Reserve Account Balance, then the Certificateholders'
          Percentage shall be   %] [; provided, however, upon any
          reduction or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes, then, with respect to each Distribution Date thereafter until the principal amount of all the Notes is paid in full or such rating is restored, the Certificateholders' Percentage shall mean zero].

                    "Certificateholders' Principal Carryover Short-fall" shall mean, as of the close of business on any Distribution Date, the excess of the Certificateholders' Monthly Principal and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distri-bution Date over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

                    "Certificateholders' Principal Distribution
          Amount" shall mean, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Princi-pal for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distribu-tion Amount shall not exceed the Certificate Balance. [In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Certificatehold-ers will include the lesser of (a) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturi-ty Date or (b) the portion of the amount required to be advanced under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certifi-cate Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution in respect of the Notes.]

                    "Class" means a class of Notes, which may be the Class A-1 Notes, the Class A-2 Notes or the Class A-3 Notes.

                    "Class A-1 Final Scheduled Distribution Date" shall mean the ____________ Distribution Date.

                    "Class A-1 Noteholder" shall mean the Person in whose name a Class A-1 Note is registered on the Note
          Register.

                    "Class A-1 Notes" shall mean the $______ __%
          Class A-1 Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-1 to the Indenture.

                    "Class A-1 Rate" shall mean __% per annum.
          Interest with respect to the Class A-1 Notes shall be computed on the basis of [actual days elapsed and a 360-day year] [a 360-day year consisting of twelve 30-day months] for all purposes of the Sale and Servicing Agree-ment and the other Basic Documents.

                    "Class A-2 Final Scheduled Distribution Date" shall mean the ____________ Distribution Date.

                    "Class A-2 Noteholder" shall mean the Person in whose name a Class A-2 Note is registered on the Note
          Register.

                    "Class A-2 Notes" shall mean the $______ __%
          Class A-2 Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-2 to the Indenture.

                    ["Class A-2 Rate" shall mean __% per annum.
          Interest with respect to the A-2 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Sale and Servicing Agreement and the other Basic Documents.]

                    "Class A-3 Final Scheduled Distribution Date" shall mean the ____________ Distribution Date.

                    "Class A-3 Noteholder" shall mean the Person in whose name a Class A-3 Note is registered on the Note
          Register.

                    ["Class A-3 Notes" shall mean the $______ __%
          Class A-3 Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-3 to the Indenture.]

                    ["Class A-3 Rate" shall mean __% per annum.
          Interest with respect to the Class A-3 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Sale and Servicing Agreement and the other Basic Documents.]

                    "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                    "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                    "Closing Date" shall mean _________ __, ____.

                    "Code" shall mean the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

                    "Collateral" shall have the meaning specified in the Granting Clause of the Indenture.

                    "Collection Account" shall mean the account or accounts established and maintained as such pursuant to
          Section 4.1(a) of the Sale and Servicing Agreement.

                    "Collection Period" shall mean each calendar month during the term of this Agreement or, in the case of the initial Collection Period, the period from the Cutoff Date to and including the last day of the month in which the Cutoff Date occurred.

                    "Collections" shall mean all amounts collected by the Servicer (from whatever source) on or with respect to the Receivables.

                    "Commission" shall mean the Securities and Exchange Commission.

                    "Computer Tape" shall mean the computer tape generated by the Sellers which provides information relating to the Receivables and which was used by the Sellers in selecting the Receivables conveyed to the Trust hereunder.

                    "Contract Rate" shall mean, with respect to a Receivable, the rate per annum of interest charged to the Obligor on the outstanding Principal Balance of such Receivable in accordance with the terms thereof.

                    "Corporate Trust Office" shall mean, (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at ___________ _______________, Delaware _____ or at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders and the Depositors, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholders and the Depos-itors); and (ii) with respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee located at ______________, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Issuer).

                    "Cutoff Date" shall mean _________ __, ____.

                    "Cutoff Date Principal Balance" means, with respect to any Receivable, the initial Principal Balance of such Receivable minus the sum of the portion of all payments received under such Receivable from or on behalf of the related Obligor on or prior to the close of busi-ness of the Servicer on the Cutoff Date and allocable to principal in accordance with the terms of the Receivable and the Servicer's customary servicing procedures.

                    "Dealer" shall mean the dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to a Seller under an existing
          Dealer Agreement and Dealer Assignment.

                    "Dealer Agreement" means an agreement between a Seller and a Dealer relating to the sale of Receivables to such Seller and all documents and instruments (other than the related Dealer Assignments) relating thereto.

                    "Dealer Assignment" means the executed assign-ment conveying a Receivable to a Seller.

                    "Default" shall mean any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                    "Defaulted Receivable" shall mean, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) which the Servicer, on behalf of the Trust, has determined to charge off during such Collection Period in accordance with its customary ser-vicing procedures.

                    "Definitive Certificates" shall have the mean-ing specified in Section 3.11 of the Trust Agreement.

                    "Definitive Notes" shall have the meaning specified in Section 2.11 of the Indenture.

                    "Delivery", when used with respect to Reserve
          Account Property, shall mean:

                    (a)  with respect to bankers' acceptances,
               commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belong-ing to the Indenture Trustee or its nominee or custodian and the sending by such financial interme-diary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery there-of to a "clearing corporation" (as defined in Sec-tion 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate secu-rities account of a financial intermediary by the amount of such certificated security, the identifi-cation by the clearing corporation of the certifi-cated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corpo-ration or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either sub-ject to the clearing corporation's exclusive con-trol, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trust-ee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Inden-ture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alter-native procedures as may hereafter become appropri-ate to effect the complete transfer of ownership of any such Reserve Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                    (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following proce-dures, all in accordance with applicable law, in-cluding applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Reserve Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary that is also a "deposi-tory" pursuant to applicable federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Inden-ture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Reserve Account Property as agent for the Indenture Trustee or its nominee or custodian; and such additional or alter-native procedures as may hereafter become appropri-ate to effect complete transfer of ownership of any such Reserve Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                    (c)  with respect to any item of Reserve Ac-
               count Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirma-tion by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

                    "Deposit Date" shall mean the business day immediately proceeding each Distribution Date.

                    "Depositor" shall mean a Seller in its capacity as a Depositor under the Trust Agreement.

                    "Depository Agreements" shall mean the Note
          Depository Agreement and the [Certificate Depository
          Agreement], collectively.

                    "Determination Date" shall mean, with respect to any Collection Period, the fifth Business Day preced-ing each Distribution Date.

                    "Distribution Date" shall mean the _________
          (_____) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

                    "Electronic Ledger" shall mean the electronic master record of the motor vehicle retail installment sales contracts and motor vehicle retail installment loans of the Sellers.

                    "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having trust powers and acting as trustee for funds deposited in such account, so long as the long term unsecured debt rating of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies invest-ment grade.

                    "Eligible Institution" means any depository institution with trust powers, organized under the laws of the United States or any state thereof, having capital and surplus in excess of $50,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by federal or state banking authorities and which has (i) a rating of at least P-1 from Moody's and A-1+ from S&P with respect to short-term deposit obligations, or (ii) if such insti-tution has issued long-term unsecured debt obligations, a rating of A2 or higher from Moody's and AAA or higher from S&P with respect to long-term unsecured debt obliga-tions. If such depository institution publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                    "Eligible Servicer" shall mean (a) any Affili-ate of a Seller or (b) any Person which, at the time of its appointment as Servicer or as a subservicer, which
          (i) has a net worth of not less than $50,000,000, (ii) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle retail installment loans, (iii) is legally qualified, and has the capacity, to service the Receivables and (iv) has demonstrated the ability to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle retail installment loans similar to the Receivables profession-ally and competently in accordance with standards of skill and care that are consistent with prudent industry standards.

                    "ERISA" shall mean the Employee Retirement
          Income Security Act of 1974, as amended.

                    "Event of Default" shall have the meaning specified in Section 5.1 of the Indenture.

                    "Event of Servicing Termination" shall mean an event specified in Section 8.1 of the Sale and Servicing Agreement.

                    "Exchange Act" shall mean the Securities Ex-change Act of 1934, as amended.

                    "Executive Officer" shall mean, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secre-tary or the Treasurer of such corporation and, with respect to any partnership, any general partner thereof.

                    "Expenses" shall have the meaning assigned to such term in Section 8.2 of the Trust Agreement.

                    "Final Scheduled Distribution Date" shall mean, with respect to the Certificates, that Distribution Date specified in the related prospectus supplement upon which the last scheduled payment of principal and interest is made.

                    "Final Scheduled Maturity Date" shall mean
          __________, ____].

                    "Financed Vehicle" shall mean the Motor Vehi-cle, together with all accessions thereto, securing an Obligor's indebtedness under a Receivable.

                    "General Partner" shall mean [NB-SPC], a Dela-ware corporation.

                    "Grant" shall mean to mortgage, pledge, bar-gain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and to grant a lien upon and a security interest in and right of set-off against, and to deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collat-eral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

                    "Indemnified Parties" shall have the meaning assigned to such term in Section 8.2 of the Trust Agree-ment.

                    "Indenture" shall mean the Indenture, dated as of _______ __, ____, by and between the Trust and the Indenture Trustee.

                    "Indenture Trust Accounts" shall have the meaning specified in Section 4.1(d) of the Sale and Servicing Agreement.

                    "Indenture Trust Account Property" shall mean all amounts on deposit in and credited to the Indenture Trust Accounts, including any Permitted Investments (whether in the form of deposit accounts, Physical Prop-erty, book-entry securities, uncertificated securities or otherwise), and all proceeds thereof.

                    "Indenture Trustee" shall mean __________, a _________ banking corporation, as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

                    "Independent" shall mean, when used with re-spect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Sellers and any Affiliate of any of the fore-going Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Sellers or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Sellers or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                    "Independent Certificate" shall mean a certifi-cate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section
          11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

                    "Initial Certificate Balance" shall mean, as the context so requires, (i) with respect to all of the Certificates, $_____________ or (ii) with respect to any Certificate, an amount equal to the initial denomination of such Certificate.

                    "Initial Pool Balance" shall mean
          $______________.

                    "Insolvency Event" shall mean, with respect to any Person, (i) the making of a general assignment for the benefit of creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) being adjudged a bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composi-tion, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in (vii) below, (vi) seeking, consent to or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of the assets of such Person or (vii) the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking reorganiza-tion, arrangement, composition, readjustment, liquida-tion, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of such Person or of such Person's assets or any substantial portion thereof.

                    "Insurance Policies" mean all comprehensive and collision, fire and theft insurance policies maintained by the Obligors naming a Seller as an additional insured or loss payee and any credit and disability and physical damage insurance policies maintained by the Obligors and benefitting any holder of the Receivables.

                    "Interest Collections" shall mean, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period:
          (i) that portion of all Collections on the Receivables allocable to interest in accordance with the terms of the Receivables and the Servicer's customary servicing proce-dures; (ii) all Liquidation Proceeds, to the extent allocable to interest, received during such Collection Period; (iii) all Recoveries; and (iv) to the extent attributable to accrued interest, the Purchase Amount with respect to each Receivable repurchased by the Sell-ers or purchased by the Servicer under an obligation which arose during such Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribu-tion Date.

                    "Investment Earnings" shall mean all investment earnings on any Indenture Trust Account Property net of losses and investment expenses related thereto.

                    "Issuer" shall mean the Trust unless a succes-sor replaces it and, thereafter, means the successor and for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

                    "Issuer Order" and "Issuer Request" shall mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and deliv-ered to the Indenture Trustee.

                    "Lien" shall mean a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics' liens, and any liens which attach to the respective Receivable by operation of law.

                    "Limited Partnership Act" shall mean the Dela-ware Revised Uniform Limited Partnership Act, Chapter 17 of Title 6 of the Delaware Code, 17 Delaware Code SECTION 101 et seq., as amended

                    "Liquidation Proceeds" shall mean, with respect to any Distribution Date and any Receivable which has become a Defaulted Receivable during the related Collec-tion Period, the monies collected with respect to such Defaulted Receivable (from whatever source, including from the Dealer Agreements and Insurance Policies, sale of a Financed Vehicle or recovery of a deficiency bal-
          ance) during the Collection Period in which such Receiv-able became a Defaulted Receivable, net of the sum of (i) any fees, costs or expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle as permitted by
          Section 3.3 of the Sale and Servicing Agreement and (ii) any payments required by law to be remitted to the Obli-gor, but, in any event, not less than zero. Liquidation Proceeds shall be applied first to accrued and unpaid interest on the Receivable and then to the Principal Balance thereof.

                    "Moody's" shall mean Moody's Investors Service,
          Inc.

                    "Motor Vehicle" means a new or used automobile, van or light-duty truck which is the subject of a motor vehicle retail installment sales contract originated by a Dealer.

                    "NAFC" shall mean NationsBanc Auto Funding Corporation, a limited purpose Delaware corporation, wholly-owned by NationsBank, NA.

                    "Noteholder" shall mean the Person in whose name a Note is registered on the Note Register.

                    "Noteholders' Accelerated Principal" means,
          [with respect to each Distribution Date, ___% of the portion, if any, of Available Funds for such Collection Period remaining on such Distribution Date, in each case after giving effect to the payment of (i) the Servicing Fee[ and any overdue Servicing Fees], (ii) the interest [due][accrued] on the Notes, (iii) the [Noteholders' Percentage of the] Regular Principal, (iv) the interest [due][accrued] on the Certificates, (v) the portion of the Regular Principal distributed to the Certificatehold-ers [pursuant to Section 4.6 of the Sale and Servicing Agreement], and (vi) the amount, if any, required to be deposited in the Reserve Account on such Distribution Date [plus the excess of the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) over the Specified Reserve Account Balance)]..

                    "Noteholders' Interest Carryover Shortfall" shall mean, with respect to any Distribution Date, the excess of the Noteholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preced-ing Distribution Date, over the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Distribution Date, plus inter-est on the amount of interest due but not paid to Noteholders on the preceding [Distribution] [Payment] Date, to the extent permitted by law, at the [respective]
          Note Interest Rate[s] borne by [each class of] the Notes for the [related Interest Period] [period from and in-cluding the prior Distribution Date to but excluding such Distribution Date] [plus 2.00% per annum].

                    "Noteholders' Monthly Accrued Interest" shall mean, with respect to any Distribution Date, interest accrued for the [related Interest Period] [period from and including the Closing Date (in the case of the first Distribution Date) or from and including the prior Dis-tribution Date to but excluding such Distribution Date] on [the] [each class of] Notes at the [respective] Note Interest Rate [for such class] on the outstanding princi-pal amount of the Notes [of such class] on the immediate-ly preceding [Distribution] [Payment] Date after giving effect to all payments of principal to the Noteholders [of such class] on or prior to such [Distribution] [Pay-ment] Date (or, in the case of the first [Distribution] [Payment] Date, on the Closing Date).

                    "Noteholders' Monthly Principal" shall mean, with respect to any Distribution Date, the sum of (i) the Noteholders' Percentage of the Regular Principal plus
          (ii) the Noteholders' Accelerated Principal. [Or, state other method or formula for determining the Noteholders' Monthly Principal.]

                    "Noteholders' Payment Amount" shall mean, with respect to any Distribution Date, the sum of the Noteholders' Principal Payment Amount and the Accrued
          Note Interest.

                    ["Noteholders' Percentage" shall mean (i) 100% for each Distribution Date to and including the later to occur of (x) the Distribution Date next succeeding the Distribution Date, on which the principal amount of the
          [Class A-1] Notes is reduced to zero [and (y) the     199
          Distribution Date], (ii) for each Distribution Date thereafter to and including the Distribution Date on which the principal amount of the [Class A-3] Notes is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Notes on the Distribution Date immediately preceding the Distribution Date for which the Noteholders' Percentage is being calculated (after giving effect to all distributions made on such immediately preceding Distribution Date) and the denominator of which is the Pool Balance on the last day of the Collection Period second preceding the Distribution Date for which the Noteholders' Percentage is being calculated, [unless
          the Reserve Account balance is less than [    % of] the
          Specified Reserve Account Balance, then the Noteholders'
          Percentage shall be    %,] and (iii) zero for each Dis-
          tribution Date thereafter [; provided, however, upon any reduction or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes, then, with respect to each Distribution Date thereafter until the principal amount of all the Notes is paid in full or such rating is restored, the Noteholders' Percentage shall mean 100%].

                    "Noteholders' Principal Carryover Shortfall" shall mean, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Payment Account.

                    "Noteholders' Principal Payment Amount" shall mean, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Pay-ment Amount shall not exceed the outstanding principal amount of the Notes; and provided, further, that (i) the Noteholders' Principal Payment Amount on the [Class A-1] Final Scheduled [Distribution] [Payment] Date shall not be less than the amount that is necessary (after giving effect to other amounts [on deposit and] to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding princi-pal amount of the [Class A-1] Notes to zero[; (ii) the Noteholders' Principal Payment Amount on the Class A-2 Final Scheduled [Distribution] [Payment] Date shall not be less than the amount that is necessary (after giving effect to other amounts [on deposit and] to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding princi-pal amount of the Class A-2 Notes to zero; and (iii) on the Class A-3 Final Scheduled [Distribution] [Payment] Date the Noteholders' Principal Payment Amount shall not be less than the amount that is necessary (after giving effect to other amounts [on deposit and] to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding princi-pal amount of the Class A-3 Notes to zero].

                    "Note Depository Agreement" shall mean the agreement dated __________ __, ____, by and among the Trust, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Notes, substantially in the form of Exhibit B to the Indenture.

                    ["Note Interest Rate" shall mean the Class A-1 Rate, the Class A-2 Rate or the Class A-3 Rate, as appli-cable.]

                    "Note Owner" shall mean, with respect to any Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect partici-pant, in each case in accordance with the rules of such Clearing Agency).

                    "Note Paying Agent" shall mean the Indenture
          Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section
          6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account and the Note Payment Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

                    "Note Payment Account" shall mean the account established and maintained as such pursuant to Section
          4.1(b) of the Sale and Servicing Agreement.

                    "Note Pool Factor" shall mean, with respect to each Class of Notes as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the outstanding principal balance of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Distribu-tion Date) divided by the original outstanding principal balance of such Class of Notes. The Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the outstanding principal amount of such Class of Notes.

                    "Note Register" and "Note Registrar" shall have the respective meanings specified in Section 2.5 of the Indenture.

                    "Note Underwriting Agreement" shall mean the Note Underwriting Agreement by and among the Sellers and
                      , as representative of the several Note
          Underwriters.

                    "Notes" shall mean the Class A-1 Notes, the Class A-2 Notes[ and the Class A-3 Notes], collectively.

                    "Obligor" means the purchaser or the co-pur-chasers of the Financed Vehicle purchased in part or in whole by the execution and delivery of the related Re-ceivable or the borrower or co-borrowers under the relat-ed Receivable the proceeds of which were applied to purchase in part or in whole the Financed Vehicle, and any other co-signer, guarantor or surety of the Receiv-able who owes or may be liable for payments under such Receivable.

                    "Officer's Certificate" shall mean (i) with respect to the Trust, a certificate signed by any Autho-rized Officer of the Trust and (ii) with respect to a Seller or the Servicer, a certificate signed by the chairman of the board, the president, any executive vice president, any senior vice president, any vice president, the treasurer, any assistant treasurer, the controller or any assistant controller [(or any director or officer similar or equivalent to any of the foregoing in this clause (ii))] of such Seller or the Servicer, as applica-ble.

                    "Opinion of Counsel" shall mean a written opinion of counsel which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating
          Agencies, as applicable.

                    "Optional Purchase Percentage" shall mean 5%.

                    "Outstanding" shall mean with respect to the Notes, as of the date of determination, all Notes there-tofore authenticated and delivered under the Indenture except:

                         (i)  Notes theretofore cancelled by the
                    Note Registrar or delivered to the Note Regis-trar for cancellation;

                         (ii)  Notes or portions thereof the pay-
                    ment for which money in the necessary amount has been theretofore deposited with the Inden-ture Trustee or any Note Paying Agent in trust for the Noteholders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

                         (iii)  Notes in exchange for or in lieu of
                    which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

          provided, that in determining whether the Noteholders of Notes evidencing the requisite principal amount of the Notes Outstanding have given any request, demand, autho-rization, direction, notice, consent, or waiver under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Sellers, the Servicer or any Affiliate of any of the foregoing Persons shall be disre-garded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be pro-tected in relying on any such request, demand, authoriza-tion, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfac-tion of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Sellers, the Servicer or any Affiliate of any of the foregoing Persons.

                    "Outstanding Advances" means, as of any date, the aggregate of all Advances made by the Servicer with respect to prior Distribution Dates which have not been reimbursed pursuant to Section 4.4 of the Sale and Ser-vicing Agreement.

                    "Owner Trustee" shall mean ___________________,
          a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

                    "Owner Trust Estate" shall mean all right, title and interest of the Trust in, to and under the property and rights assigned to the Trust pursuant to
          Article II of the Sale and Servicing Agreement.

                    "Owner Trust Property" shall mean, collective-ly, the Receivables and shall also include and will also include: (i) such amounts as from time to time are on deposit in one or more accounts maintained pursuant to the Sale and Servicing Agreement[, including the Yield Supplement Account]; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the Sellers' rights (if any) to receive proceeds from claims under certain insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) cer-tain rights of the Trust to receive payments from the Reserve Account pursuant to the Sale and Servicing Agree-ment [and pursuant to the Yield Supplement Agreement],
          (v) any property that shall have secured a Receivable and shall have been acquired by the Trust; (vi) each Seller's rights relating to the repurchase of Receivables under a Dealer Agreements and under the documents and instruments contained in the Receivable Files; (vii) [certain][all] rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables; (viii) the rights of the Trust under the Sale and Servicing Agreement; (ix) all proceeds of any and all of the foregoing, including all collections of Receivables received after the Cut Off Date by the Servicer or a Seller after the Cut Off Date and (x) all present and future claims, demands, causes of action and choses in action in respect of any or all of the forego-ing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conver-sion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time consti-tute all or part of or are included in the proceeds of any of the foregoing.

                    "Permitted Investments" shall mean, on any date of determination, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form with maturities not exceeding the next Distribution Date which evidence:

                    (a)  direct obligations of, and obligations
               fully guaranteed as to timely payment by, the United States of America or its agencies;

                    (b) demand deposits, time deposits, certifi-cates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agen-cy;

                    (c)  commercial paper having, at the time of
               the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

                    (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (includ-ing funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

                    (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and

                    (f)  any other investment (which may include
               retail motor vehicle installment sales contracts) with respect to which the Issuer or the Servicer has received written notification from the Rating Agen-cies that the acquisition of such investment as a Permitted Investment will not result in a withdrawal or downgrading of the ratings on the Notes or the Certificates.

                    "Person" shall mean any individual, corpora-tion, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                    "Physical Property" shall have the meaning assigned to such term in the definition of "Delivery" above.

                    "Pool Balance" shall mean on any date of deter-mination, [the sum of (i)] the aggregate outstanding Principal Balance of the Receivables on such date [and
          (ii) the amount on deposit in the Pre-Funding Account (excluding any Investment Earnings)].

                    "Pool Factor" as of the last day of a Collec-tion Period shall mean a seven-digit decimal figure equal to the Pool Balance divided by the Initial Pool Balance.

                    "Predecessor Note" shall mean, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note and, for purposes of this definition, any Note authenticated and delivered under Section 2.6 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                    "Principal Balance" means, as of any time, for any Receivable, the Cutoff Date Principal Balance minus the sum of the portions of all payments received from or on behalf of the related Obligor after the close of business of the Servicer on the Cutoff Date and prior to such time of calculation that are allocable to principal in accordance with the terms of the Receivable and the Servicer's customary servicing procedures.

                    "Proceeding" shall mean any suit in equity, action at law or other judicial or administrative pro-ceeding.

                    "Prospectus" shall have the meaning specified in the Note Underwriting Agreement.

                    "Purchase Amount" of any Receivable means, with respect to any Deposit Date, an amount equal to the sum of (a) the outstanding Principal Balance of such Receiv-able as of the last day of the preceding Collection Period and (b) the amount of accrued and unpaid interest on such Principal Balance at the related Contract Rate from the date a payment was last made by or on behalf of the Obligor through the last day of the preceding Collec-tion Period, and, in the case of each of clauses (a) and
          (b), after deducting monies collected on such Receivable in such preceding Collection Period.

                    "Purchased Receivable" shall mean on any date of determination, a Receivable as to which payment of the Purchase Amount has been made by a Seller or the Servicer pursuant to the Sale and Servicing Agreement.

                    "Purchaser" shall mean each Seller in its individual capacity as Purchaser under an applicable
          Dealer Agreement.

                    "Rating Agency" shall mean each of the nation-ally recognized statistical rating organizations desig-nated by the Sellers to provide a rating on the Notes or the Certificates which is then rating such Notes or Certificates. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Sellers notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

                    "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have been given prior notice thereof and that each of the Rating Agencies shall have notified the Sellers, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes or the Certificates.

                    "Realized Losses" shall mean, for any Collec-tion Period and for each Receivable that became a De-faulted Receivable during such Collection Period, the excess of (i) the aggregate Principal Balance of such Receivable over (ii) Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.

                    "Receivable" shall mean any retail motor vehi-cle installment sales contract which shall appear on the Schedule of Receivables and any amendments, modifications or supplements to such retail installment sale contract which has not been released by the Indenture Trustee and the Owner Trustee from the Trust.

                    "Receivable Files" shall mean the documents specified in Section 2.3 of the Sale and Servicing Agree-ment.

                    "Record Date" shall mean, with respect to each Distribution Date or Redemption Date and any Note or Certificate, the day immediately preceding such Distribu-tion Date or Redemption Date or, with respect to any Definitive Note or Definitive Certificate, the last day of the Collection Period immediately preceding such Distribution Date or Redemption Date.

                    "Recoveries" shall mean, with respect to any Collection Period, all monies received by the Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of the sum of (i) any fees, costs or expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle as permitted by Section 3.3 of the Sale and Servicing Agree-ment (to the extent not previously reimbursed) and (ii) any payments required by law to be remitted to the Obli-gor, but, in any event, not less than zero.

                    "Redemption Date" shall mean (i) in the case of a redemption of the Notes pursuant to Section 10.1(a) of the Indenture or a payment to Noteholders pursuant to
          Section 10.1(b) of the Indenture, the Distribution Date specified by the Servicer pursuant to such Section 10.1(a) or (b), as applicable, or (ii) in the case of a redemption of the Certificates pursuant to Section 9.3(a) of the Trust Agreement or a distribution to Certificate-holders pursuant to Section 9.1(c) of the Trust Agree-ment, the Distribution Date specified by the Owner Trust-ee pursuant to such Section 9.3(a) or 9.1(c), as applica-ble.

                    "Redemption Price" shall mean (i) with respect to the Notes, an amount equal to the unpaid principal amount of each Class of Notes plus accrued and unpaid interest thereon at the applicable Note Interest Rate to but excluding the Redemption Date and (ii) with respect to the Certificates, an amount equal to the Certificate Balance plus accrued and unpaid interest thereon at the Certificate Rate to but excluding the Redemption Date.

                    "Registered Noteholder" shall mean the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

                    "Regular Principal" shall mean, with respect to any Distribution Date, an amount equal to the sum of Available Principal and Realized Losses, each with re-spect to the preceding Collection Period.

                    "Related Agreements" shall have the meaning specified in the recitals to the Administration Agree-ment.

                    "Required Rating" means a rating with respect to short-term deposit obligations of at least P-1 by Moody's and at least A-1 by S&P.

                    "Reserve Account" shall mean the account estab-lished and maintained as such pursuant to Section 4.7(a) of the Sale and Servicing Agreement.

                    "Reserve Account Property" shall have the meaning specified in Section 4.7(a) of the Sale and Servicing Agreement.

                    "Reserve Account Initial Deposit" shall mean, with respect to the Closing Date, $________________.

                    "Required Yield Supplement Amount" shall have the meaning specified in Section 5.1.]

                    ["Required Yield Supplement Balance" means, with respect to any Distribution Date, an amount equal to at least the sum of all projected Yield Supplement Amounts for all future Distribution Dates, assuming that future scheduled payments on the Receivables are made on their Due Dates; provided, however, that if on any date the Servicer shall fail to pay the amount payable under the Yield Supplement Agreement in accordance with the terms thereof, then, in such event, the Specified Yield Supplement Balance shall not thereafter be reduced here-under.]

                    "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement, dated as of _________ __,
          ____, by and among the Trust, the Depositors, as sellers, and NationsBank, N.A., as servicer.

                    "Scheduled Payment" shall mean, for any Collec-tion Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period [(without giving effect to defer-ments of payments pursuant to Section 3.2 of the Sale and Servicing Agreement or any rescheduling in any insolvency or similar proceedings)].

                    "Schedule of Receivables" shall mean the list identifying the Receivables attached as Schedule A to the Sale and Servicing Agreement and the Indenture (which list may be in the form of microfiche).

                    "Secretary of State" shall mean the Secretary of State of the State of Delaware.

                    "Securities Act" shall mean the Securities Act of 1933, as amended.

                    "Securityholders" shall mean the Noteholders and the Certificateholders, collectively.

                    "Seller" shall mean each of NationsBank, N.A., NationsBank, N.A. (South) and NationsBank of Texas, N.A., each a national banking association, and each successor thereto as permitted under the Sale and Servicing Agree-ment.

                    "Servicer" shall mean NationsBank, N.A., a national banking association, as the servicer of the Receivables, and each successor to NationsBank, N.A. (in the same capacity) pursuant to Section 7.3 or 8.2 of the Sale and Servicing Agreement.

                    "Servicer's Certificate" shall have the meaning specified in Section 3.9 of the Sale and Servicing Agree-ment.

                    "Servicing Fee" shall mean, with respect to a Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the first day of the Collection Period.

                    "Servicing Fee Rate" shall mean [1.0]% per annum.

                    "Simple Interest Method" means the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the Contract Rate multiplied by the unpaid principal balance multiplied by a fraction, the numerator of which is equal to the number of days since the preceding pay-ment of interest was made and the denominator of which is 365 or 366 and the remainder of such payment is allocable to principal.

                    "Simple Interest Receivable" means any Receiv-able under which the portion of a payment allocable to interest and the portion allocable to principal is deter-mined in accordance with the Simple Interest Method.

                    "Specified Reserve Account Balance" shall mean, with respect to any Distribution Date, the sum of (i)
          % of the Initial Pool Balance and (ii)    % of the Pool
          Balance on the first day of the related Collection Peri-od. [However, so long as on any Distribution Date (ex-cept the first Distribution Date) the outstanding prin-cipal amount of the Securities (after giving effect to distributions made on the prior Distribution Date) is
          less than or equal to   % of the Pool Balance on the
          first day of the related Collection Period, then the portion of the Specified Reserve Account Balance set
          forth in clause (i) above will be reduced to     % of the
          Initial Pool Balance.] [In addition, so long as on any Distribution Date (except the first Distribution Date) the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distri-bution Date) is less than or equal to % of the Pool Balance on the first day of the related Collection Peri-od, then such portion of the Specified Reserve Account
          Balance set forth in clause (i) above will be reduced to
           % of the Initial Pool Balance.] [With respect to the
          portion of the Specified Reserve Account Balance set
          forth in clause (ii) above, so long as on any Distribu-tion Date (except the first Distribution Date) the out-standing principal amount of the Securities (after giving effect to distributions made on the prior Distribution
          Date) is less than or equal to    % of the Pool Balance
          on the first day of the related Collection Period, then such portion will be reduced to an amount equal to the product of (I) the Pool Balance on the first day of the related Collection Period and (II) the percentage (which
          shall not be greater than    % or less than zero) equal
          to (X) the percentage derived from the fraction, the numerator of which is the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distribution Date) and the denominator of
          which is such Pool Balance less (Y)    %.]

                    "Standard & Poor's" shall mean Standard &
          Poor's Ratings Group, a division of The McGraw-Hill
          Companies, Inc.

                    "State" means any state or commonwealth of the United States of America, or the District of Columbia.

                    ["Subsequent Transfer Date" shall mean _____.]

                    "Successor Servicer" shall have the meaning specified in Section 3.7(e) of the Indenture.

                    "Supplemental Servicing Fee" shall mean, the fee payable to the Servicer for certain services rendered during the respective Collection Period, determined pursuant to and defined in Section 3.8 of the Sale and Servicing Agreement.

                    ["Total Required Payment" shall mean, with respect to any Distribution Date, the sum of (i) the Servicing Fee and any overdue Servicing Fees, (ii) the Accrued Note Interest, (iii) the Noteholders' Regular Principal, (iv) the Accrued Certificate Interest with respect to such Distribution Date and (v) after all the Notes have been paid in full, the Certificateholders' Regular Principal; provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to the General Partner, on any Distribution Date until the Distribution Date on which the outstanding principal amount of all the Notes has been paid in full, the Total Required Payment shall mean the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the Accrued Note Interest and the amount necessary to reduce the outstanding principal amount of all the Notes to zero.]

                    "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other succes-sor Treasury Regulations.

                    "Trust" shall mean NationsBank Auto Owner Trust ____-_, a Delaware business trust established pursuant to the Trust Agreement.

                    "Trust Agreement" shall mean the Amended and Restated Trust Agreement dated as of __________ __, ____, by and between the Sellers, as depositors, and the Owner Trustee.

                    "Trust Indenture Act" or "TIA" shall mean the Trust Indenture Act of 1939, as amended, unless otherwise specifically provided.

                    "Trustee Officer" shall mean, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee with direct respon-sibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particu-lar subject and, with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the other Basic Documents on behalf of the Owner Trustee.

                    "UCC" shall mean the Uniform Commercial Code as in effect in any relevant jurisdiction.

                    ["Yield Supplement Account" shall have the meaning specified in Section 5.1 of the Sale and Servic-ing Agreement.]

                    ["Yield Supplement Amount" shall have the meaning specified in Section 5.1 of the Sale and Servic-ing Agreement.]

                    ["Yield Supplement Agreement" shall mean the Yield Supplement Agreement, dated as of _________ __, ____, by and between the Sellers and NationsBank, N.A., as Servicer, substantially in the form of Exhibit [__] to the Sale and Servicing Agreement.]

                    ["Yield Supplement Initial Deposit" means cash or Permitted Investments having a value of at least
          $_________.]